Product supplement no. 161-A-I	Registration Statement No. 333-155535
To prospectus dated November 21, 2008 and	Dated February 23, 2009
prospectus supplement dated November 21, 2008	Rule 424(b)(2)

Principal-at-Risk Notes Linked to a Weighted Basket Consisting of One or More Commodity Indices

General

  JPMorgan Chase & Co. may offer and sell principal-at-risk notes linked to a weighted Basket of one or more commodity indices. This product supplement no. 161-A-I describes terms that will apply generally to the principal-at-risk notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. A separate index supplement will describe any commodity index not described in this product supplement and that is included in the Basket. If the terms described in the relevant terms supplement are inconsistent with those described herein, in any related index supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co.
  Payment is linked to a Basket of one or more commodity indices as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-67.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Basket, any of the Basket Components, any of the futures contracts underlying the Basket Components or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, any of the Basket Components.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Basket:

The relevant terms supplement will specify the commodity index or commodity indices composing the basket (the “Basket”). In this product supplement no. 161-A-I, we refer to an index that tracks the performance of commodity futures contracts as a “commodity index,” and collectively, as “commodity indices.” We refer to each of the commodity indices included in the Basket as a “Basket Component,” and collectively, the “Basket Components”.

In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket.

Payment at Maturity:

Unless otherwise specified in the relevant terms supplement, your payment at maturity per $1,000 principal note will be the greater of (a) zero and (b) an amount calculated as follows:

$1,000 x [1 + (Basket Return – Fee Percentage – T-Bill Return) x Leverage Factor] + Aggregate Interest Amount

If the Basket consists of only one Basket Component, the formula set forth above will be substantially similar, but will include the term “Index Return” instead of “Basket Return.” For more information about the impact of Early Redemption Events (which will cause the early acceleration of the amounts due and payable under the terms of the notes), please see “Description of Notes — Early Redemption Events.”

(continued on next page)

Investing in the Principal-at-Risk Notes involves a number of risks. See “Risk Factors” beginning on page PS-9.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 161-A-I, the accompanying prospectus supplement and prospectus or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

February 23, 2009

Key Terms (continued)

Basket Return (or if only one Basket Component constitutes the Basket, the Index Return):	Unless otherwise specified in the relevant terms supplement: Ending Basket Level – Starting Basket Level (or Strike Level, if applicable) Starting Basket Level (or Strike Level, if applicable)
Starting Basket Level:	Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date or on such other relevant date as specified in the relevant terms supplement or, if the Basket consists of a single Basket Component, the closing level of the Basket Component on the pricing date or such other date as specified in the relevant terms supplement.
Ending Basket Level:	The Basket Closing Level on the Observation Date, or such other date as specified in the relevant terms supplement.
Basket Closing Level:

Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any relevant trading day will be calculated as follows:

100 x [1 + sum of (Component Return of each Basket Component * Component Weighting of each such Basket Component)

Component Return:	Unless otherwise specified in the relevant terms supplement, with respect to each Basket Component, on any trading day: Index Closing Level – Index Starting Level Index Starting Level
Component Weighting:

With respect to each Basket Component, a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Component Weightings for all Basket Components will equal 100% or 1, as applicable.

In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket.

The relevant terms supplement will specify either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Component will be determined. For example, if the relevant terms supplement specifies that a Basket Component is weighted to compose 18% of the value of the Basket, the Component Weighting for that Basket Component is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Basket Components, the Basket Component with the greater Component Return will make up 70% of the value of the Basket, and the Basket Component with the lesser Component Return will make up 30% of the value of the Basket. For additional information, see “Description of Notes — Payment at Maturity.”

Strike Level:

The relevant terms supplement may specify a Basket level other than the Starting Basket Level to be used for calculating the Basket Return and the amount payable at maturity, if any. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Starting Basket Level, shall be used to calculate the Basket Return.

Index Starting Level:	With respect to a Basket Component, the closing level of such Basket Component on the pricing date or such other date as specified in the relevant terms supplement.
Index Closing Level:	With respect to a Basket Component on any trading day, the closing level of such Basket Component on such trading day.
Fee Percentage:

If applicable, unless otherwise specified in the relevant terms supplement, the Fee Percentage will equal a percentage specified in the relevant terms supplement, multiplied by a fraction, the numerator of which is the actual number of calendar days in the period from, and including, the issue date to, but excluding, the Scheduled Maturity Date and the denominator of which is 360.

T-Bill Return:

If applicable, unless otherwise specified in the relevant terms supplement, the T-Bill Return will be a rate calculated by compounding the T-Bill Rate on each calendar day during the period from, and including, the pricing date to, but excluding, the Observation Date.

T-Bill Rate:

Unless otherwise specified in the relevant terms supplement, the 91-day auction high rate for U.S. Treasury Bills published weekly on either the Reuters Screen USAUCTION10 Page or Reuters Screen USAUCTION11 Page opposite the designated maturity under the heading “HIGH RATE” on such day or, if such rate does not appear on such page on such day, a rate determined by the calculation agent in good faith and a commercially reasonable manner.

Leverage Factor:	If applicable, the Leverage Factor will be a number set forth in the relevant terms supplement.
Aggregate Interest Amount:	If applicable, unless otherwise specified in the relevant terms supplement, with respect to the Maturity Date, for each $1,000 principal amount note, an amount equal to any Interest Amount(s) previously accrued and unpaid during the final Interest Accrual Period and any preceding Interest Accrual Period(s). Notwithstanding anything to the contrary, the Aggregate Interest Amount will only be paid on the Maturity Date relating to any note.

(continued on next page)

Key Terms (continued)

Interest Amount:

Unless otherwise specified in the relevant terms supplement, with respect to any Interest Accrual Period, for each $1,000 principal amount note, an amount equal to (a) $1,000 plus any Interest Amount(s) previously accrued and unpaid during any preceding Interest Accrual Period(s), multiplied by (b) the Interest Rate multiplied by (c) a fraction, the numerator of which is the actual number of days from and including the last Interest Accrual Date to, but excluding, the next succeeding Interest Accrual Date and the denominator of which is 365.

Interest Rate:	Unless otherwise specified in the relevant terms supplement, a per annum rate equal to the LIBOR Rate plus the LIBOR Spread, as determined by the calculation agent.
LIBOR Rate:

The London Interbank Offer Rate for deposits in U.S. dollars with a Designated Maturity that appears on Reuters page “LIBOR01” (or any successor page) at approximately 11:00 a.m., London time, on the LIBOR Determination Date. If on such LIBOR Determination Date the LIBOR Rate cannot be determined by reference to Reuters page “LIBOR01” (or any successor page), then the calculation agent will determine the LIBOR Rate in accordance with the procedures set forth under “Description of the Notes — Payment at Maturity.”

LIBOR Determination Date:	The second Business Day immediately preceding each Interest Accrual Period.
Designated Maturity:	As specified in the relevant terms supplement. For example, if the relevant terms supplement specifies a LIBOR Rate with a Designated Maturity of one month, then the LIBOR Rate will be one month LIBOR.
LIBOR Spread:	A percentage, which may be positive or negative, specified in the relevant terms supplement.
Interest Accrual Date(s):	As specified in the relevant terms supplement; provided that the final Interest Accrual Date will be the Maturity Date. For example, the relevant terms supplement may specify that the Interest Accrual Dates (other than the final Interest Accrual Date) are the 10th calendar day of each month.
Interest Accrual Period:

Unless otherwise specified in the relevant terms supplement, the initial Interest Accrual Period will be the period from and including the issue date of the notes to, but excluding, the first Interest Accrual Date, and any subsequent Interest Accrual Period will be the period from and including the prior Interest Accrual Date to, but excluding, the next succeeding Interest Accrual Date.

Early Redemption Event:	Unless otherwise specified in the relevant terms supplement, the notes will be subject to acceleration upon the occurrence of one of the following events:
• an Optional Early Redemption;
• a Mandatory Early Redemption following a Basket Decline; or
• a Mandatory Early Redemption following a commodity hedging disruption event.
If the notes are redeemed pursuant to an Early Redemption Event, the Observation Date will be accelerated to the Early Redemption Notice Date, subject to postponement in the event of a market disruption event as described under “Description of Notes — Payment at Maturity.” After your notes are redeemed pursuant to an Early Redemption Event, no further amounts will be owed to you under the notes. For more information on Early Redemption Events, see “Description of Notes — Early Redemption Events.”
Early Redemption Notice Date:	Unless otherwise specified in the relevant terms supplement, (i) in the case of an Optional Early Redemption, the business day on which you notify us of your desire to redeem the notes by taking the steps described in “Description of Notes — Early Redemption Events — Optional Early Redemption” or (ii) in the case of a Mandatory Early Redemption, the business day on which we provide, or cause the calculation agent to provide, written notice of our election to exercise our optional right to trigger a Mandatory Early Redemption, which will be no earlier than the business day immediately following, and no later than ten business days immediately following, the day on which the Basket Decline or commodity hedging disruption event, as applicable, occurred, as described in “Description of Notes — Early Redemption Events — Mandatory Early Redemption”.
Basket Decline:	The notes will be subject to a Mandatory Early Redemption, at our sole discretion, as a result of a Basket Decline if the Basket Closing Level on any relevant trading day is less than the Starting Basket Level (or Strike Level, if applicable) by a percentage greater than or equal to the Basket Decline Percentage.
Basket Decline Percentage:	As specified in the relevant terms supplement.
Maturity Date:	The Scheduled Maturity Date, provided, however that if an Early Redemption Event occurs, the Maturity Date will be the third Business Day following the Observation Date, as adjusted; provided, further that if due to a market disruption event or otherwise, the Observation Date is postponed so that it falls less than three business days prior to the Maturity Date, the Maturity Date will be the third business day following the Observation Date, as postponed, unless otherwise specified in the relevant terms supplement.
Scheduled Maturity Date:	As specified in the relevant terms supplement.
Observation Date:	The Ending Basket Level will be calculated on a single date, which we refer to as the Observation Date, as specified in the relevant terms supplement. The Observation Date is subject to acceleration to the early Redemption Notice Date following an Early Redemption Event and to postponement in the event of a market disruption event, as described under “Description of Notes — Early Redemption Events” and “Description of Notes — Payment at Maturity,” respectively.

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, any related index supplement, this product supplement no. 161-A-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement, any related index supplement and this product supplement no. 161-A-I and with respect to JPMorgan Chase & Co. This product supplement no. 161-A-I, together with the relevant terms supplement, any related index supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, any related index supplement, this product supplement no. 161-A-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. 161-A-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, any related index supplement, this product supplement no. 161-A-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 161-A-I, any related index supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. A separate index supplement will describe any commodity index not described in this product supplement and that is included in the Basket. Capitalized terms used but not defined in this product supplement no. 161-A-I have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related index supplement. The term “note” refers to each $1,000 principal amount of our Principal-at-Risk Notes linked to a weighted basket of one or more commodity indices.

General

     The Principal-at-Risk Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a weighted basket of one or more commodity indices as specified in the relevant terms supplement (the “Basket”). In this product supplement no. 161-A-I, we refer to an index that tracks the performance of commodity futures contracts as a “commodity index,” and collectively, as “commodity indices.” We refer to each of the commodity indices included in the Basket as a “Basket Component,” and collectively, the “Basket Components”. The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement as well as any related index supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The notes do not pay interim interest amounts and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Basket calculated in accordance with the formula set forth below and on whether the notes have a Strike Level, Fee Percentage, T-Bill Return, Leverage Factor and/or an Aggregate Interest Amount.

     The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 161-A-I and any related index supplement. The terms described in that document supplement those described herein, in any related index supplement and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein, in any related index supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The Scheduled Maturity Date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the Observation Date is postponed as a result of a market disruption event, as described under “General Terms of Notes — Market Disruption Events.” In addition, the notes are subject to early acceleration under certain circumstances described under “— Early Redemption Events.”

     Unless otherwise specified in the relevant terms supplement, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable), the Fee Percentage, the T-Bill Return, the Leverage Factor and the Aggregate Interest Amount.

     Unless otherwise specified in the relevant terms supplement, your payment at maturity per $1,000 principal amount note will be the greater of (i) zero and (ii) an amount calculated as follows:

$1,000 x [1 + (Basket Return – Fee Percentage – T-Bill Return) x Leverage Factor] + Aggregate Interest Amount

     If the Basket consists of only one Basket Component, the formula set forth above will be substantially similar, but will include the term “Index Return” instead of “Basket Return.”

     The Maturity Date and payment of the amounts due and payable under the terms of the notes are subject to acceleration in the event of an Early Redemption Event as described below under “— Early Redemption Events.”

     Unless otherwise specified in the relevant terms supplement, the “Basket Return” (or if only one Basket Component constitutes the Basket, the Index Return), as calculated by the calculation agent, is the percentage change of the Basket calculated by comparing the Ending Basket Level to the Starting Basket Level or to a Basket level other than the Starting Basket Level as specified in the relevant terms supplement (the “Strike Level”). The relevant terms supplement will specify the manner in which the Ending Basket Level will be determined. The Basket Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Ending Basket Level – Starting Basket Level (or Strike Level, if applicable)
Basket Return =
Starting Basket Level (or Strike Level, if applicable)

     Unless otherwise specified in the relevant terms supplement, the “Starting Basket Level” will be set equal to 100 on the pricing date, or on such other date as specified in the relevant terms supplement, or, if the Basket consists of a single Basket Component, the closing level of the Basket Component on the pricing date or such other date as specified in the relevant terms supplement. The “Ending Basket Level” is equal to the Basket Closing Level on the Observation Date, or such other date as specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any relevant trading day will be calculated as follows:

100 x [1 + sum of (Component Return of each Basket Component * Component Weighting of each such Basket Component)]

     Unless otherwise specified in the relevant terms supplement, on any trading day, each Component Return reflects the performance of the respective Basket Component, expressed as a percentage, from its respective Index Starting Level to its respective Index Closing Level on such trading day.

     With respect to each Basket Component, a “Component Weighting,” is a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Component Weightings for all Basket Components will equal 100% or 1, as applicable. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket.

     The relevant terms supplement will specify either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Component will be determined. For example, if the relevant terms supplement specifies that a Basket Component is weighted to compose 18% of the value of the Basket, the Component Weighting for that Basket Component is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Basket Components, the Basket Component with the greater Component Return will make up 70% of the value of the Basket, and the Basket Component with the lesser Component Return will make up 30% of the value of the Basket.

     On any trading day, the “Component Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Index Closing Level – Index Starting Level
Component Return =
Index Starting Level

where the “Index Starting Level” is the closing level of the Basket Component on the pricing date or such other date as specified in the relevant terms supplement, and the “Index Closing Level” is the closing level of the Basket Component on such trading day. However, if the Basket consists of only a Basket Component, the “Index Closing Level” is the closing level of such Basket Component on the Observation Date or such other date as specified in the relevant terms supplement.

     With respect to each Basket Component, the “closing level” on any trading day will equal the official closing level of such Basket Component or any successor index thereto (as described below) published following the regular official weekday close of trading for such Basket Component on that trading day. In certain circumstances, the closing level for the JPMorgan Core Commodity Investable Global Asset Rotator Long-Short Index (the “Core Commodity-IGAR Long-Short”) will be based on the alternative calculation described under “General Terms of the Notes — Discontinuation of the Core Commodity-IGAR Long-Short; Alteration of Method of Calculation.” In certain circumstances, the “closing level” for a Basket Component (other than the Core Commodity-IGAR Long-Short) will be based on the alternate calculation of such Basket Component described under “General Terms of Notes — Discontinuation of a Basket Component; Alteration of Method of Calculation.”

     If applicable, unless otherwise specified in the relevant terms supplement, the “Fee Percentage” will be determined by the calculation agent as equal to a percentage specified in the relevant terms supplement multiplied by a fraction, the numerator of which is the actual number of calendar days in the period from, and including, the issue date to, but excluding, the Scheduled Maturity Date and the denominator of which is 360.

     If applicable, unless otherwise specified in the relevant terms supplement, the “T-Bill Return” will be calculated by compounding the T-Bill Rate on each calendar day during the period from, and including, the pricing date to, but excluding, the Observation Date.

     The “T-Bill Rate” means the 91-day auction high rate for U.S. Treasury Bills published weekly on either the Reuters Screen USAUCTION10 Page or Reuters Screen USAUCTION11 Page opposite the designated maturity under the heading “HIGH RATE” on such day or, if such rate does not appear on such page on such day, a rate determined by the calculation agent in good faith and a commercially reasonable manner.

     If applicable, the “Leverage Factor” will be a number specified in the relevant terms supplement.

     If applicable, unless otherwise specified in the relevant terms supplement, with respect to the Maturity Date, the “Aggregate Interest Amount,” for each $1,000 principal amount note, will be an amount equal to any Interest Amount(s) previously accrued and unpaid during the final Interest Accrual Period and any preceding Interest Accrual Period(s). Notwithstanding anything to the contrary, the Aggregate Interest Amount will only be paid on the Maturity Date relating to any note.

     With respect to any Interest Accrual Period, for each $1,000 principal amount note, the “Interest Amount” will be an amount equal to (a) $1,000 plus any Interest Amount(s) previously accrued and unpaid during any preceding Interest Accrual Period(s), multiplied by (b) the Interest Rate multiplied by (c) a fraction, the numerator of which is the actual number of days from and including the last Interest Accrual Date to, but excluding, the next Interest Accrual Date and the denominator of which is 365.

     The “Interest Rate” means a per annum rate, as determined by the calculation agent, equal to the LIBOR Rate plus the LIBOR Spread.

     “LIBOR Rate” is the London Interbank Offer Rate for deposits in U.S. dollars with a Designated Maturity that appears on Reuters page “LIBOR01” (or any successor page) at approximately 11:00 a.m., London time, on such LIBOR Determination Date. On such LIBOR Determination Date, if the LIBOR Rate cannot be determined by reference to Reuters page “LIBOR01” (or any successor page), then the calculation agent will determine the LIBOR Rate in accordance with the LIBOR Fallback Provisions.

     “LIBOR Fallback Provisions” means if the LIBOR Rate is not displayed on the applicable Reuters page at the applicable time, then the calculation agent will determine such rate and such rate will be equal to the mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered rates for deposits in U.S. dollars for the applicable period that at least four major banks in London, selected by the calculation agent, are offering to prime banks in the London interbank market, at 11:00 a.m. (London time) on the relevant LIBOR Determination Date. If on any LIBOR Determination Date fewer than three of such offered rates are available, the rate will be determined by the calculation agent in good faith and a commercially reasonable manner.

     “LIBOR Determination Date” shall mean the second business day immediately preceding each Interest Accrual Period.

     “LIBOR Spread” will be a percentage, which may be positive or negative, specified in the relevant terms supplement.

     The “Interest Accrual Dates” will be as specified in the relevant terms supplement; provided that the final Interest Accrual Date will be the Maturity Date. For example, the relevant terms supplement may specify that the Interest Accrual Dates (other than the final Interest Accrual Date) are the 10th calendar day of each month.

     “Interest Accrual Period” means, with respect to the initial Interest Accrual Period, the period from and including the issue date of the notes to, but excluding, the initial Interest Accrual Date, and with respect to any subsequent Interest Accrual Period, the period from and including the preceding Interest Accrual Date to, but excluding, the next Interest Accrual Date.

     With respect to the Core Commodity-IGAR Long-Short, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on any organized exchange of trading for any futures contract the value of which is referenced in any constituent of the Core Commodity-IGAR Long-Short.

     With respect to any Basket Component other than the Core Commodity-IGAR Long-Short, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which (i) such Basket Component or any relevant successor index is calculated and (ii) futures contracts constituting more than 80% of the value of such Basket Component or successor index on such day are capable of being traded on their relevant exchanges during the one-half hour before the determination of the closing level of such Basket Component or such successor index, as applicable.

     The Observation Date will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below and under “— Early Redemption Events.” If the Observation Date is not a trading day with respect to any Basket Component, or there is a market disruption event with respect to any Basket Component on the Observation Date (any such Basket Component affected by a non-trading day or a market disruption event, a “Disrupted Basket Component”), the Observation Date will be the immediately succeeding trading day for any such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing; provided that the Basket Closing Level on the Observation Date, as postponed, will be determined by using (1) the closing level for each Basket Component (other than any such Disrupted Basket Component) on the originally scheduled Observation Date and (2) the closing level for any such Disrupted Basket Component on the immediately succeeding trading day for such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing. For the avoidance of doubt, if the Observation Date is to be postponed as described above, and there are two or more Disrupted Basket Components and the first trading day on which there is no market disruption event relating to the first Disrupted Basket Component is different from such trading day for one or more of the other Disrupted Basket Components, the Observation Date will be postponed to the latest of such trading days. Under these circumstances, the calculation agent will calculate the Basket Closing Level for the Observation Date using the closing levels of the Disrupted Basket Components on different trading days.

     In no event, however, will the Observation Date be postponed more than ten business days following the date originally scheduled to be the Observation Date (as adjusted, if applicable, following the occurrence of an Early Redemption Event). If the tenth business day following the date originally scheduled to be the Observation Date (as adjusted, if applicable, following the occurrence of an Early Redemption Event) is not a trading day with respect to any Disrupted Basket Component (other than the Core Commodity-IGAR Long-Short), or there is a market disruption event with respect to any Disrupted Basket Component (other than the Core Commodity-IGAR Long-Short) on such tenth business day, the calculation agent will determine the closing level or closing price for any such Disrupted Basket Component for such date in accordance with the formula for and method of calculating such closing level, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant commodities or futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each futures contract most recently constituting such Disrupted Basket Component. If the tenth business day following the date originally scheduled to be the Observation Date (as adjusted, if applicable, following the occurrence of an Early Redemption Event) is not a trading day with respect to the Core Commodity-IGAR Long-Short, or there is a market disruption event with respect to the Core Commodity-IGAR Long-Short on such tenth business day, the calculation agent will determine the closing level for the Commodity-IGAR Long-Short for such date in accordance with the formula for and method of calculating the Commodity-IGAR Long-Short closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the value of the commodity futures contracts underlying constituents of the Core Commodity-IGAR Long-Short synthetic portfolio, as applicable (or if trading in the relevant commodities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the value that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day for the constituents most recently constituting the Core Commodity-IGAR Long-Short.

     The Maturity Date will be the Scheduled Maturity Date; provided, however that if an Early Redemption Event occurs, the Maturity Date will be the third business date following the Observation Date, as adjusted; provided, further that if due to a market disruption event or otherwise, the Observation Date is postponed so that it falls less than three business days prior to the Maturity Date, the Maturity Date will be the third business day following the Observation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Early Redemption Events

     The notes will be redeemed prior to the Scheduled Maturity Date upon the occurrence of an Early Redemption Event. Unless otherwise specified in the relevant terms supplement, an “Early Redemption Event” means the occurrence of (i) an Optional Early Redemption, (ii) a Mandatory Early Redemption following a Basket Decline or (iii) a Mandatory Early Redemption following a commodity hedging disruption event.

     If an Early Redemption Event occurs, the Observation Date will be accelerated to the Early Redemption Notice Date (as defined below), subject to postponement if such date is not a trading day with respect to any Basket Component or if there is a market disruption event with respect to any Basket Component on such date, as described above.

          Optional Early Redemption

     Prior to the Scheduled Maturity Date, on any business day (the “Early Redemption Notice Date”), you may notify us of your desire for us to redeem the notes (such a redemption, an “Optional Early Redemption”) by taking, or instructing your broker or other person through whom you hold your notes to take, the following steps:

  Deliver a notice of early redemption, substantially in the form attached as Annex A to the relevant terms supplement, to us via email to structured_fx_cmdty_desk@jpmorgan.com, by no later than 10:00 a.m., New York City time. Such notice will indicate the principal amount of notes to be redeemed, and such amount must be an integral multiple of $1,000;

  If we receive your notice by the time specified in the preceding bullet point, we will respond by sending you a confirmation of redemption;

  Instruct your DTC custodian to book a delivery versus payment trade with respect to your notes being redeemed on the Observation Date, as accelerated, at a price equal to the applicable redemption price; and

  Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the Maturity Date, as accelerated.

     Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the notes in respect of such deadlines.

     If you follow these procedures, or any alternative redemption procedures that may be agreed to between you and us, an Optional Early Redemption will occur and the Observation Date will be accelerated to the Early Redemption Notice Date, subject to postponement if such date is not a trading day with respect to any Basket Component or if there is a market disruption event with respect to any Basket Component on such date, as described above in “— Payment at Maturity. If you fail to comply with these procedures, or any alternative redemption procedures that may be agreed to between you and us, the notice requesting such early redemption will be deemed ineffective. Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

     The calculation agent, in its sole discretion, will resolve any questions that may arise as to the validity of a notice of redemption and the timing of receipt of a notice of redemption or as to whether and when the required deliveries have been made. Once given, a notice of redemption may not be revoked. Questions about the redemption requirements should be directed to the email address included in the notice of redemption attached to the relevant terms supplement.

     Following an Optional Early Redemption, we will have the obligation to accelerate the payment on the notes. The amount due and payable per $1,000 principal amount note will be determined by the calculation agent pursuant to the payment at maturity calculation described above in “— Payment at Maturity”, in good faith in a commercially reasonable manner on the Observation Date, as accelerated to the Early Redemption Notice Date, and will be payable on the Maturity Date, as accelerated. We will provide, or will cause the calculation agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of an Optional Early Redemption.

          Mandatory Early Redemption

     Prior to the Scheduled Maturity Date, the notes will be subject to redemption at our election (a “Mandatory Early Redemption”) if (i) the Basket Closing Level on any trading day is less than the Starting Basket Level (or Strike Level) by a percentage greater than or equal to the Basket Decline Percentage (such event, an “Basket Decline”) or (ii) a commodity hedging disruption event (as defined in “General Terms of the Notes — Market Disruption Events) has occurred. The “Basket Decline Percentage” will be a percentage as specified in the relevant terms supplement.

     Following a Basket Decline or commodity hedging disruption event, we will have the right, but not the obligation, to trigger a Mandatory Early Redemption and accelerate the payment on the notes by providing, or causing the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, no earlier than the business day immediately following, and no later than ten business days immediately following, the day on which such Basket Decline or commodity hedging disruption event, as applicable, occurred (such day on which we provide notice, the “Early Redemption Notice Date”). The Observation Date will then be accelerated to the Early Redemption Notice Date, subject to postponement if such date is not a trading day with respect to any Basket Component or if there is a market disruption event with respect to any Basket Component on such date, as described above in “— Payment at Maturity”.

     The amount due and payable per $1,000 principal amount note upon a Mandatory Early Redemption will be determined by the calculation agent pursuant to the payment at maturity calculation described above in “— Payment at Maturity”, in good faith in a commercially reasonable manner on the Observation Date, as accelerated to the Early Redemption Notice Date, and will be payable on the Maturity Date, as accelerated. We will provide, or will cause the calculation agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a Mandatory Early Redemption.

Basket Consisting of a Single Basket Component

     If the Basket consists of only one Basket Component, unless otherwise specified in the relevant terms supplement, all references to (1) the “Basket Return” will be deemed to refer to the “Component Return,” as applicable, and may be referred to as the “Index Return” in the relevant terms supplement, (2) the “Ending Basket Level” will be deemed to refer to the “Index Closing Level,” as applicable, and may be referred to as the “Ending Index Level,” in the relevant terms supplement and (3) the “Starting Basket Level” will be deemed to refer to the “Index Starting Level,” as applicable, and may be referred to as the “Initial Index Level” in the relevant terms supplement.

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes do not pay interim interest amounts or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Basket, any of the Basket Components, or any of the futures contracts underlying the Basket Components or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, any of the Basket Components. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes do not pay interim interest amounts or guarantee the return of your investment.

     The notes do not pay interim interest amounts and may not return any of your investment. The amount payable upon early redemption or at maturity will be determined pursuant to the terms described in this product supplement no. 161-A-I and the relevant terms supplement. This amount payable will depend on the Basket Return, as well as on the Fee Percentage, the T-Bill Return, the Leverage Factor and the Aggregate Interest Amount, in each case if applicable. Because of the Leverage Factor and the Fee Percentage, in each case if applicable, you may lose all of your investment at maturity or upon early redemption even if the Ending Basket Level is greater than zero.

The notes are subject to the credit risk of JPMorgan Chase & Co.

     The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes upon early redemption or at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

The Fee Percentage and T-Bill Return will reduce your final payment.

     As part of the calculation of your payment at maturity, the Fee Percentage and T-Bill Return, in each case if applicable, will be subtracted from the Basket Return (or the Index Return, if only one Basket Component constitutes the Basket), unless otherwise specified in the relevant terms supplement. Because the Fee Percentage and T-Bill Return will reduce your final payment, you may lose some of your investment at maturity or upon early redemption even if the Ending Basket Level increases from the Starting Basket Level (or Strike Level, if applicable).

The Fee Percentage will not be reduced if an Early Redemption Event occurs.

     The Fee Percentage will equal a percentage specified in the relevant terms supplement, multiplied by a fraction, the numerator of which is the actual number of calendar days in the period from, and including, the issue date to, but excluding, the Scheduled Maturity Date and the denominator of which is 360, unless otherwise specified in the relevant terms supplement. As a result, the Fee Percentage will be determined on the pricing date, and if an Early Redemption Event occurs prior to the Scheduled Maturity Date, the Fee Percentage will not be reduced.

If the notes are redeemed following an Early Redemption Event, the Aggregate Interest Amount as of the Maturity Date, as accelerated, will be less than the Aggregate Interest Amount that would have existed as of the Scheduled Maturity Date.

     If the notes are redeemed pursuant to an Early Redemption Event, the final Interest Accrual Date will be the Maturity Date, as accelerated. As a result, the Aggregate Interest Amount that will be a factor in the calculation of your payment at maturity will be less than the Aggregate Interest Amount that would have been a factor in the calculation of your payment at maturity if the notes had not been redeemed prior to the Scheduled Maturity Date. In addition, your return on the notes following an Early Redemption Event may be less than the return that the notes would have earned if they had been held to the Scheduled Maturity Date and you may not be able to reinvest your funds in an investment that provides the same return provided by the notes.

Because the notes do not pay interim interest amounts, you will be unable to reinvest any accrued interest on the notes into an alternative investment prior to the Maturity Date.

     The Aggregate Interest Amount, which is equal to any Interest Amount(s) previously accrued and unpaid during the final Interest Accrual Period and any preceding Interest Accrual Period(s), will only be paid at the Maturity Date relating to any note. Although any Interest Amount(s) previously accrued and unpaid during any preceding Interest Accrual Period(s) are added to the principal amount of each note for purposes of calculating the Interest Amount for any Interest Accrual Period, you will not be able to reinvest such accrued and unpaid Interest Amount(s) in an alternative investment prior to the Maturity Date.

The Basket Components may not be equally weighted.

     Unless otherwise specified in the relevant terms supplement, the Basket Components may have a different weight in determining the value of the Basket, depending on the Component Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Component Weightings for the Dow Jones — AIG Commodity IndexSM, the S&P GSCI™ Agriculture Index Excess Return, the S&P GSCI™ Energy Index Excess Return, the S&P GSCI™ Industrial Metals Index Excess Return, the S&P GSCI™ Livestock Index Excess Return and the S&P GSCI™ Precious Metals Index Excess Return are 50%, 20%, 15%, 10%, 4%, and 1% respectively. One consequence of such an unequal weighting of the Basket Components is that the same percentage change in two of the Basket Components may have different effects on the Basket Closing Level. For example, if the Component Weighting for the Dow Jones — AIG Commodity IndexSM is greater than the S&P GSCI™ Energy Index Excess Return, a 5% decrease in the Dow Jones — AIG Commodity IndexSM will have a greater effect on the Basket Closing Level than a 5% decrease in the S&P GSCI™ Energy Index Excess Return.

The weight of each Basket Component may be determined on a date other than the pricing date.

     If so specified in the relevant terms supplement, the weight of each Basket Component in the Basket may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the weights of the Basket Components in the Basket will be determined based on the relative magnitude of the Component Return of each Basket Component on the Observation Date. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each Basket Component until a date later than the pricing date, and you may not know the weight assigned to each Basket Component in the Basket prior to the Observation Date.

Changes in the value of the Basket Components may offset each other.

     Unless otherwise specified in the relevant terms supplement, the notes are linked to a weighted Basket composed of the Basket Components. Price movements in the Basket Components may not correlate with each other. At a time when the value of one or more of the Basket Components increases, the value of the other Basket Components may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Component or Components, particularly if the Basket Component or Components that appreciate are of relatively low weight in the Basket. There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level or, if applicable, the Strike Level. In addition, because of the Fee Percentage and T-Bill Return, you may lose some of your investment in the notes even if the Ending Basket Level is higher than the Starting Basket Level or, if applicable, the Strike Level.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities Inc., or JPMSI may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes and the price you would receive if you elect to trigger an Optional Early Redemption. If at any time JPMSI or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The Ending Basket Level may be less than the Basket Closing Level at the Maturity Date of the notes or at other times during the term of the notes.

     Because the Ending Basket Level is calculated based on the Basket Closing Level on the Observation Date, the level of the Basket at the Maturity Date or at other times during the term of the notes, including dates near the Observation Date, could be higher than the Ending Basket Level. This difference could be particularly large if there is a significant increase in the level of the Basket after the Observation Date, if there is a significant decrease in the level of the Basket around the time of the Observation Date or if there is significant volatility in the Basket level during the term of the notes (especially on dates near the Observation Date). For example, when the Observation Date for the notes is near the end of the term of the notes, then if the Basket levels increase or remain relatively constant during the initial term of the notes and then decrease below the Starting Basket Level (or Strike Level, if applicable), the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the Observation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket, the Basket Components, the securities underlying the Basket Components or contracts relating to the Basket or Basket Components for which there is an active secondary market.

If you exercise your right to an Optional Early Redemption, you will not know the payment that you will receive per $1,000 principal amount note at the time you exercise this right.

     If you decide to exercise your right to an Optional Early Redemption, you will not know the amount of the payment that you will receive per $1,000 principal amount note at the time that you exercise this right. Following an exercise of your Optional Early Redemption right, the Observation Date will be deemed to occur on the Early Redemption Notice Date, subject to postponement if the Observation Date, as accelerated, is not a trading day with respect to any Basket Component or if there is a market disruption event with respect to any Basket Component on such date. Because your notice to us to redeem your notes is irrevocable at the time that you provide it on the Early Redemption Notice Date, and the Basket Closing Level on the Observation Date, as accelerated, will not be set at the time that you exercise your Optional Early Redemption Right, you will be exposed to market risk in the event the market fluctuates after you exercise your Optional Early Redemption right.

The Basket may consist of only one Basket Component.

     In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will each be weighted as 0% of the Basket. In such cases, the Basket Closing Level will be determined with respect to the closing level of the single Basket Component, and changes in other Basket Components will have no effect on the Basket Closing Level.

The notes are not designed to be short-term trading instruments.

     The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Basket has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the Basket Components on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Basket. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the volatility, frequency and magnitude of changes in the value of the Basket Components;

  supply and demand trends at any time for the physical commodities upon which the futures contracts that compose the Basket Components or the exchange traded futures contracts on such commodities;

  the market price of the physical commodities upon which the futures contracts that compose the Basket Components are based or the exchange-traded futures contracts on such commodities;

  economic, financial, political and regulatory, geographical, meteorological or judicial events that affect commodities markets generally or the futures contracts underlying the Basket Components, and which may affect the level of the Basket Components and the Basket Return;

  interest and yield rates in the market generally;

  whether the Basket Closing Level on any trading day is less than the Starting Basket Level (or Strike Level, if applicable) by a percentage greater than or equal to the Basket Decline Percentage;

  the time remaining to the maturity of the notes; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     You cannot predict the future performance of the Basket based on its historical performance. The value of the Basket may decrease such that you may not receive any return of your investment.

The notes are not regulated by the Commodity Futures Trading Commission.

     The net proceeds to be received by us from the sale of the notes will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

The commodity futures contracts underlying the Basket Components are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the notes, and/or could lead to the early acceleration of your notes.

     Futures contracts and options on futures contracts markets, including those future contracts related to Index Commodities, are subject to extensive statutes, regulations, and margin requirements. The CFTC and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices which may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effects of any future regulatory change on the value of the notes is impossible to predict, but could be substantial and adverse to the interests of noteholders.

     For example, the United States House of Representatives and the United States Senate have considered legislation intended to decrease speculation and increase transparency in the commodities markets. If enacted such legislation may, among other things, require the CFTC to adopt rules that would subject us to position limits on positions in commodity futures contracts.

     In addition, upon the occurrence of legal or regulatory changes that the calculation agent determines have interfered with our or our affiliates’ ability to hedge our obligations under the notes, or if for any other reason we or our affiliates are unable to enter into or maintain hedge positions the calculation agent deems necessary to hedge our obligations under the notes, we may, in our sole and absolute discretion, accelerate the payment on your notes early and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. See “Description of Notes — Early Redemption Events.”

If the Basket Closing Level on any trading day is less than the Starting Basket Level (or Strike Level, if applicable) by a percentage greater than or equal to the Basket Decline Percentage, we may redeem your notes.

     If the Basket Closing Level on any trading day is less than the Starting Basket Level (or Strike Level, if applicable) by a percentage greater than or equal to the Basket Decline Percentage, which will be a percentage specified in the relevant terms supplement, we may, in our sole discretion, redeem your notes and accelerate the Observation Date, the Maturity Date and your payment at maturity. In such case, the Observation Date will be accelerated to the Early Redemption Notice Date, which will be no later than one business day, and no later than ten business days, from the date on which the Basket Closing Level was less than the Starting Basket Level (or Strike Level, if applicable) by a percentage greater than or equal to the Basket Decline Percentage. If payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. See “Description of Notes — Early Redemption Events.”

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

     The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Basket Components and, therefore, the value of your notes.

If the Basket includes the Dow Jones — AIG Commodity IndexSM, Index calculation disruption events may require an adjustment to the calculation of the Dow Jones — AIG Commodity IndexSM.

     At any time during the term of the notes, the daily calculation of the Dow Jones — AIG Commodity IndexSM may be adjusted in the event that AIG Financial Products (“AIG-FP”) determines that any of the following index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of, any futures contract used in the calculation of Dow Jones — AIG Commodity IndexSM on that day; the settlement price of any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement price; the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM; or, with respect to any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM that trades on the London Metal Exchange (the “LME”), a business day on which the LME is not open for trading. Any such index calculation disruption event may have an adverse impact on the level of the Dow Jones — AIG Commodity IndexSM or the manner in which it is calculated and, therefore, the value of your notes. See “The Dow Jones — AIG Commodity IndexSM — Index Calculation Disruption Events.”

If the Basket includes the Dow Jones — AIG Commodity IndexSM, AIG Financial Products may be required to replace a designated contract if the existing futures contract is terminated or replaced.

     A futures contract known as a “Designated Contract” has been selected as the reference contract for most of the commodities included in the Dow Jones — AIG Commodity IndexSM. See “Dow Jones — AIG Commodity IndexSM — Designated Contracts for Each Commodity.” Data concerning this Designated Contract will be used to calculate the Dow Jones — AIG Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced by an exchange, a comparable futures contract, if available, would be selected by the Dow Jones — AIG Commodity IndexSM Supervisory Committee to replace that Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the level of the Dow Jones — AIG Commodity IndexSM and, therefore, the value of your notes.

Prices for the physical commodities upon which the futures contracts that compose the Basket Components are based may change unpredictably and affect the value of the notes in unanticipated ways.

     A decrease in the price of any of the commodities upon which the futures contracts that compose the Basket Components are based may have a material adverse effect on the value of the notes and your return on an investment in the notes. The prices of such commodities are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies. Many commodities are also highly cyclical. These factors, some of which are specific to the market for each such commodity, as discussed below for certain possible Basket Components, may cause the value of the different commodities upon which the futures contracts that compose the Basket Components are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Basket. It is not possible to predict the aggregate effect of all or any combination of these factors. If the notes are linked to one or more single commodity index, the relevant terms supplement may provide additional risk factors relating to such Basket Component.

     The S&P GSCI™ Agriculture Index Excess Return

     The S&P GSCI™ Agriculture Index Excess Return is a world production-weighted index of certain agricultural commodities in the world economy. Global agricultural commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease and natural disasters may also affect agricultural commodity prices. Demand for agricultural commodities such as wheat, corn and soybeans, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.

     The S&P GSCI™ Energy Index Excess Return

     The S&P GSCI™ Energy Index Excess Return is a world production-weighted index of certain energy commodities in the world economy, including WTI Crude Oil, Brent Crude Oil, RBOB Gasoline, Heating Oil, Gasoil and Natural Gas. Global energy commodity prices are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for energy commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies and with respect to oil, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodities futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In particular, supplies of crude oil may increase or decrease depending on, among other factors, production decisions by the Organization of Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for energy commodities such as oil and gasoline is generally linked to economic activity, and will tend to reflect general economic conditions.

     The S&P GSCI™ Industrial Metals Index Excess Return

     The S&P GSCI™ Industrial Metals Index Excess Return is a world production-weighted index of certain industrial metals commodities in the world economy, including High Grade Primary Aluminum, Copper, Standard Lead, Primary Nickel and Special High Grade Zinc. Global industrial metals commodity prices are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Demand for industrial metals is significantly influenced by the level of global industrial economic activity. Prices for industrial metals commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, general weather conditions, government intervention, embargoes and tariffs. An additional, but highly volatile, component of demand for industrial metals is adjustments to inventory in response to changes in economic activity and/or pricing levels, which will influence investment decisions in new mines and smelters. Sudden disruptions in the supplies of industrial metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power may cause prices of industrial metals futures contracts to become extremely volatile and unpredictable. The introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities will also affect the prices of industrial metals commodities.

     The S&P GSCI™ Livestock Index Excess Return

     The S&P GSCI™ Livestock Index Excess Return is a world production-weighted index of certain livestock commodities in the world economy, including live cattle, feeder cattle and lean hogs, which are “non-storable” commodities, and therefore may experience greater price volatility than traditional commodities. Global livestock commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for livestock commodities are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease (e.g., Bovine Spongiform Encephalopathy, or Mad Cow Disease), availability of and prices for livestock feed and natural disasters may also affect livestock commodity prices. Demand for livestock commodities has generally increased with worldwide growth and prosperity.

     The S&P GSCI™ Precious Metals Index Excess Return

     The S&P GSCI™ Precious Metals Index Excess Return is a world production-weighted index consisting of two precious metals commodities in the world economy: Gold and Silver. Global precious metals commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Gold prices in particular are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.

     Silver prices are also subject to fluctuation and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the silver commodities market.

You will not have rights in the exchange-traded futures contracts on the commodities underlying the Basket Components.

     As an owner of the notes, you will not have rights that holders of exchange-traded futures contracts on the commodities underlying the Basket Components may have.

Owning the notes is not the same as owning the futures contracts that compose the Basket Components, or certain other commodity-related contracts directly.

     The return on your notes will not reflect the return you would realize if you actually purchased the commodities upon which the futures contracts that compose the Basket Components are based, or exchange-traded or over-the-counter instruments based on any of the Basket Components. You will not have any rights that holders of such assets or instruments have.

The Basket Components may include contracts that are not traded on regulated futures exchanges.

     The Basket Components were originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). As described below, however, the Basket Components may include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the Basket Components may expose you to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Higher future prices of commodities included in the Basket Components (other than the Core Commodity-IGAR Long-Short) relative to their current prices may lead to a decrease in the payment at maturity of the notes.

     The Basket Components (other than the Core Commodity-IGAR Long-Short) are composed of futures contracts on physical commodities. As the contracts that underlie these Basket Components come to expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as

“rolling.” Excluding other considerations, if the market for these contracts is in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in each such Basket Component have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, some of the commodities reflected in the Basket Components have historically exhibited “contango” markets rather than backwardation. Contango markets are those in which prices are higher in more distant delivery months than in nearer delivery months. Commodities may also fluctuate between backwardation and contango markets. The presence of contango in the commodity markets could result in negative “roll yields,” which could adversely affect the value of such Basket Components and, accordingly, the amount payable at maturity of the notes.

The notes may be linked to an excess return index, and not a total return index.

     The notes may be linked to an excess return index and not a total return index. An excess return index, such as the Dow Jones — AIG Commodity Index Excess ReturnSM and the S&P GSCI™ Excess Return Index, reflects the returns that are potentially available through an unleveraged investment in the contracts comprising such index. By contrast, the Dow Jones — AIG Commodity Index Total ReturnSM, the S&P GSCI™ Total Return Index and the “total return” sub-indices related thereto are “total return” indices which, in addition to reflecting those returns, also reflect interest that could be earned on funds committed to the trading of the underlying futures contracts. The relevant terms supplement will indicate whether each Basket Component is an excess return index or a total return index.

If the Basket includes the Dow Jones-AIG Commodity IndexSM, risks associated with the Dow Jones-AIG Commodity IndexSM may adversely affect the market price of the notes.

     If the Basket includes the Dow Jones — AIG Commodity IndexSM, the Basket will reflect the return on exchange-traded futures contracts on nineteen different physical commodities, and it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility. Additionally, the annual composition of the Dow Jones — AIG Commodity IndexSM will be calculated in reliance upon historical price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Commodity Index. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Dow Jones — AIG Commodity IndexSM for the following year. However, Dow Jones and AIG-FP may not discover every discrepancy. Furthermore, the annual weightings for the Commodity Index are determined each year in June or July and announced in July or August by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to the Commodity Index and has no obligation to take the needs of any parties to transactions involving the Dow Jones — AIG Commodity IndexSM into consideration when reweighting or making any other changes to the Commodity Index. Finally, subject to the minimum/maximum diversification limits described in “The Dow Jones — AIG Commodity IndexSM — Diversification Rules,” the commodities underlying the exchange-traded futures contracts included in the Dow Jones — AIG Commodity IndexSM from time to time are concentrated in a limited number of sectors, particularly energy and agriculture. If the Basket includes the Dow Jones — AIG Commodity IndexSM, an investment in the notes may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

If the Basket includes the Dow Jones-AIG Commodity IndexSM, trading and other transactions by AIG-FP and Dow Jones in the futures contracts constituting the Dow Jones — AIG Commodity IndexSM and the underlying commodities may affect the level of the Dow Jones — AIG Commodity IndexSM.

     AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the commodities underlying the Dow Jones — AIG Commodity IndexSM. AIG-FP and its affiliates also actively enter into or trade market securities, swaps, options, derivatives, and related instruments that are linked to the performance of the Dow Jones — AIG Commodity IndexSM, the futures contracts underlying the Dow Jones — AIG Commodity IndexSM or the commodities underlying these futures contracts. Certain of AIG-FP’s affiliates may underwrite or issue other securities or financial instruments indexed to the Dow Jones — AIG Commodity IndexSM and related indices, and Dow Jones and AIG-FP and certain of their affiliates may license the Dow Jones — AIG Commodity IndexSM for publication or for use by unaffiliated third parties.

     These activities could present conflicts of interest and could affect the level of the Dow Jones — AIG Commodity IndexSM. For instance, a market maker in a financial instrument linked to the performance of the Dow Jones — AIG Commodity IndexSM may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying components of the Dow Jones — AIG Commodity IndexSM in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in the Dow Jones — AIG Commodity IndexSM, which in turn may affect the level of the Dow Jones — AIG Commodity IndexSM and, therefore, the value of your notes. With respect to any of the activities described above, none of AIG-FP, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the notes into consideration at any time.

If the Basket includes the Dow Jones-AIG Commodity IndexSM, changes that affect the calculation of the Dow Jones — AIG Commodity IndexSM will affect the market value of the notes and the amount you will receive at maturity.

     The policies of Dow Jones and AIG-FP concerning the methodology and calculation of the Dow Jones — AIG Commodity IndexSM, additions, deletions or substitutions of the commodities underlying the Dow Jones — AIG Commodity IndexSM or exchange-traded futures contracts on the commodities underlying the Dow Jones — AIG Commodity IndexSM could affect the Dow Jones — AIG Commodity IndexSM and, therefore, could affect the amount payable on the notes at maturity and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if Dow Jones and AIG-FP, in their sole discretion, change these policies, for example, by changing the methodology for compiling and calculating the Dow Jones — AIG Commodity IndexSM, or if Dow Jones and AIG-FP discontinue or suspend calculation or publication of the Dow Jones — AIG Commodity IndexSM, in which case it may become difficult to determine the market value of the notes. If events such as these occur, or if the Dow Jones — AIG Commodity IndexSM closing level is not available because of a market disruption event or for any other reason, the calculation agent – which will be JPMSI, an affiliate of ours – will make a good faith estimate in its sole discretion of the Dow Jones — AIG Commodity IndexSM closing level that would have prevailed in the absence of the market disruption event. If the calculation agent determines that the publication of the Dow Jones — AIG Commodity IndexSM is discontinued and that there is no successor index on the date when the Dow Jones — AIG Commodity IndexSM closing level is required to be determined, the calculation agent will instead make a good faith estimate in its sole discretion of the Dow Jones — AIG Commodity IndexSM closing level by reference to a group of commodities or indexes and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Dow Jones — AIG Commodity IndexSM. For more information, see the section below called “General Terms of the Notes — Discontinuation of a Basket Component; Alteration of Method of Calculation.”

If the Basket includes the Core Commodity-IGAR Long-Short, an investment in the notes carries the risks associated with the Core Commodity-IGAR Long-Short’s momentum investment strategy.

     The Core Commodity-IGAR Long-Short employs a mathematical model intended to implement what is generally known as a momentum investment strategy, which seeks to capitalize on consistent positive and negative market price trends based on the supposition that consistent positive and negative market price trends may continue. This strategy is different from a strategy that seeks long-term exposure to a portfolio consisting of constant components. The Core Commodity-IGAR Long-Short strategy may fail to realize gains that could occur as a result of holding a commodity that has experienced price declines, but after which experiences a sudden price spike, or has experienced price increases, but after which experiences a sudden price decline. Further, the rules of the Core Commodity-IGAR Long-Short limit exposure to rapidly appreciating or depreciating constituents. This is because the Core Commodity-IGAR Long-Short rebalances its exposure to constituents each month so that the exposure to any one constituent does not exceed one-seventh of the total long or short synthetic portfolio as of the time of a monthly rebalancing. By contrast, a synthetic portfolio that does not rebalance monthly in this manner could see greater compounded gains over time through exposure to a consistently and rapidly appreciating or depreciating constituent.

     No assurance can be given that the investment strategy used to construct the Core Commodity-IGAR Long-Short will be successful or that the Core Commodity-IGAR Long-Short will outperform any alternative index that might be constructed from the constituents. Furthermore, because the rules of the Core Commodity-IGAR Long-Short limit the synthetic portfolio to holding only to constituents that have shown consistent positive or negative price appreciation, the synthetic portfolio may experience periods where it holds few or no constituents, and therefore is unlikely during such periods to achieve returns that exceed the returns realized by other investment strategies or be able to capture gains from other appreciating or depreciating assets in the market that are not included in the universe of constituents.

If the Basket includes the Core Commodity-IGAR Long-Short, the reported level of the Core Commodity-IGAR Long-Short will include the deduction of a hypothetical C-IGAR calculation agent fee.

     One way in which the Core Commodity-IGAR Long-Short differs from a typical index is that its daily reported level includes a deduction from the aggregate values of its constituents of a hypothetical C-IGAR calculation agent fee assessed at an annual rate of 0.96%. This hypothetical fee is deducted daily and calculated based on an actual/360 accrual basis. As a result of the deduction of this amount, the value of the Core Commodity-IGAR Long-Short will trail the value of a hypothetical identically constituted synthetic portfolio from which no such amount is deducted.

If the Basket includes the Core Commodity-IGAR Long-Short, the Basket may perform poorly during periods characterized by short-term volatility.

     The Core Commodity-IGAR Long-Short’s strategy is based on momentum investing. Momentum investing strategies are effective at identifying the current market direction in trending markets. However, in non-trending, sideways markets, momentum investment strategies are subject to “whipsaws.” A whipsaw occurs when the market reverses and does the opposite of what is indicated by the trend indicator, resulting in a trading loss during the particular period. Consequently, the Core Commodity-IGAR Long-Short may perform poorly in non-trending, “choppy” markets characterized by short-term volatility.

If the Basket includes the Core Commodity-IGAR Long-Short, higher or lower future prices of the commodity futures contracts underlying the constituents relative to their current prices may affect the value of the Core Commodity-IGAR Long-Short and the value of the notes.

     The constituents of the Core Commodity-IGAR Long-Short are composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that compose the constituents approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in the constituents have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the constituents with a long weighting at that time and thus the value of the Core Commodity-IGAR Long-Short and the value of notes linked to the Core Commodity-IGAR Long-Short. Conversely, negative “roll yields” would be generated by contracts that are then in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months. As a result, the absence of contango in the commodity markets could adversely affect the value of the constituents with a short weighting at that time and thus the value of the Core Commodity-IGAR Long-Short and the value of notes linked to the Core Commodity-IGAR Long-Short.

If the Basket includes the Core Commodity-IGAR Long-Short, because the Core-Commodity-IGAR Long-Short lacks an operating history, the Basket may perform in unanticipated ways.

     The Core Commodity-IGAR Long-Short was established on May 20, 2008 and therefore lacks historical performance. Any back-testing or similar analysis in respect of the Core Commodity-IGAR Long-Short must be considered illustrative only and may be based on estimates or assumptions not used by the calculation agent when determining the Core Commodity-IGAR Long-Short values. Past performance should not be considered indicative of future performance.

If the Basket includes the Core Commodity-IGAR Long-Short, there may be potential conflicts between your interests and those of JPMorgan Chase & Co., the C-IGAR Calculation Agent and other affiliates of ours.

     We and our affiliates play a variety of roles in connection with the notes linked to the Core Commodity-IGAR Long-Short, including acting as C-IGAR Calculation Agent and hedging our obligations under such notes. In performing these duties, the economic interests of the C-IGAR Calculation Agent and other affiliates of ours would be potentially adverse to your interests as an investor in such notes.

If the Basket includes the Core Commodity-IGAR Long-Short, some of the constituents of the Core Commodity-IGAR Long-Short will be subject to pronounced risks of pricing volatility.

     As a general matter, the risk of low liquidity or volatile pricing around the Maturity Date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month, and can have further pronounced pricing volatility during extended periods of low liquidity. In respect of constituents that represent energy, it should be noted that due to the significant level of its continuous consumption, limited reserves, and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages.

If the Basket includes the Core Commodity-IGAR Long-Short, the notes may be subject to increased volatility due to the use of leverage.

     The sum of the absolute values of the long-short target weights in the Core Commodity-IGAR may be greater than 1 and, consequently, the Core Commodity-IGAR Long-Short may include leverage. Where the synthetic portfolio is leveraged, any price movements in the commodity contracts replicating the constituents may result in greater changes in the value of the Core Commodity-IGAR Long-Short than if leverage was not used, which in turn could cause you to receive a lower payment at maturity than you would otherwise receive.

If the Basket includes the Core Commodity-IGAR Long-Short, the C-IGAR Calculation Agent has discretion in relation to the Core Commodity-IGAR Long-Short and is under no obligation to consider your interests as holder of the notes.

     The C-IGAR Calculation Agent has responsibility for calculating and publishing the Core Commodity-IGAR Long-Short values. It is entitled to exercise discretion in relation to the Core Commodity-IGAR Long-Short, including but not limited to, the determination of the values to be used in the event of market disruptions that affect its ability to calculate and publish the strategy and the interpretation of the Core Commodity-IGAR Long-Short rules. In addition, under the Core Commodity-IGAR Long-Short rules, the C-IGAR Calculation Agent has discretion, acting in good faith and in a commercially reasonable manner, to include, exclude or substitute any constituent on a specific date of its choosing or to amend the Core Commodity-IGAR Long-Short rules so as to include a non-S&P GSCI™ component as a constituent. Although the C-IGAR Calculation Agent will make all determinations and take all action in relation to the Core Commodity-IGAR Long-Short acting in good faith, it should be noted that such discretion could have an impact, positive or negative, on the Core Commodity-IGAR Long-Short values. The C-IGAR Calculation Agent is under no obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

If the Basket includes the Core Commodity-IGAR Long-Short, the universe of potential constituents of the Core Commodity-IGAR Long-Short synthetic portfolio may change.

     It is expected that the universe of potential constituents for the Core Commodity-IGAR Long-Short will consist of certain components of the S&P GSCI™. The S&P GSCI™ may add or eliminate components from time to time. Any such eliminations may affect the performance, volatility or diversity of the Core Commodity-IGAR Long-Short. Over time the S&P GSCI™ has tended to add components, however, no assurance can be made that the number of components of the S&P GSCI™ will not decline over time. A decline in the number of components could adversely affect performance of the Core Commodity-IGAR Long-Short because a reduced number of components would reduce the pool of potential constituents that pass the Core Commodity-IGAR Long-Short algorithm’s performance and consistency tests, which could cause a relatively greater proportion of the Core Commodity-IGAR Long-Short synthetic portfolio to be uninvested. The Core Commodity-IGAR Long-Short requires inputs of twelve months of performance data in order for a constituent to be considered for inclusion in the synthetic portfolio. As a result, a component added to the S&P GSCI™ will not be immediately eligible for inclusion in the Core Commodity-IGAR Long-Short. A lag of twelve months will exist from the time a component is included in the S&P GSCI™ and the time that such component may be included in the universe of potential constituents of the Core Commodity-IGAR Long-Short. This lag effect could temporarily prevent the inclusion into the Core Commodity-IGAR Long-Short synthetic portfolio of outperforming and underperforming commodities. Please see “The JPMorgan Core Commodity Investable Global Asset Rotator Long-Short Index — The Constituents of the Core Commodity-IGAR Long-Short” for a list of the specific components of the S&P GSCI™ that currently constitute the potential constituents for the Core Commodity-IGAR Long-Short.

If the Basket includes the Core Commodity-IGAR Long-Short, the Core Commodity-IGAR Long-Short synthetic portfolio will not replicate the components or weightings of the S&P GSCI™ Commodity Index.

     The synthetic portfolio referenced from time to time by the Core Commodity-IGAR Long-Short will consist of between zero and seven long positions and between zero and seven short positions in equally-weighted components. By contrast, the S&P GSCI™ seeks to allocate weights based on the relative importance of component commodities within the overall economy. In addition, a portion or even all of the Core Commodity-IGAR Long-Short synthetic portfolio could be deemed uninvested in any given month. For example, as of February 1, 2009, the Core Commodity-IGAR Long-Short synthetic portfolio contains a long position in one component and short positions in seven components. As a result, the Core Commodity-IGAR Long-Short will not track an econometric-weighted commodity portfolio or assume constant exposure to commodity positions.

If the Basket includes the Core Commodity-IGAR Long-Short, because the Core Commodity-IGAR Long-Short may include notional short positions, the Basket may be subject to additional risks.

     The Core Commodity-IGAR Long-Short employs a technique generally known as “long-short” strategy. This means the Core Commodity-IGAR Long-Short could include a number of notional long positions and a number of notional short positions. Unlike long positions, short positions are subject to unlimited risk of loss because there is no limit on the amount by which the price that the relevant asset may appreciate before the short position is closed. Although the minimum payment at maturity is $0, it is possible that any notional short position included in the Core Commodity-IGAR Long-Short may appreciate substantially with an adverse impact on the Core Commodity-IGAR Long-Short value and your notes.

If the Basket includes a GSCI Basket Component, each GSCI Basket Component may be more volatile and susceptible to price fluctuations of commodities than a broader commodities index.

     Each of the S&P GSCI™ Agriculture Index Excess Return, the S&P GSCI™ Energy Index Excess Return, the S&P GSCI™ Industrial Metals Index Excess Return, the S&P GSCI™ Livestock Index Excess Return and the S&P GSCI™ Precious Metals Index Excess Return (each a “GSCI Sector Index,” and collectively, the “GSCI Sector Indices”) and the GSCI single commodity component sub-indices described below in “The GSCI Indices” (each a “GSCI Single Component Index,” and collectively, the “GSCI Single Component Indices,” and collectively with the GSCI Sector Indices, the “GSCI Basket Components” or the “GSCI Indices”) may be more volatile and susceptible to price fluctuations than a broader commodities index, such as the S&P GSCI™. In contrast to the S&P GSCI™, which includes contracts on the principal physical commodities that are actively traded, each of the GSCI Basket Components is comprised of contracts on only a portion of such physical commodities. As a result, price volatility in the contracts included in the S&P GSCI™ will likely have a greater impact on each GSCI Basket Component than it would on the broader S&P GSCI™, and each GSCI Basket Component individually will be more susceptible to fluctuations and declines in value of the physical commodities included in such GSCI Basket Component. In addition, because each of the GSCI Basket Components omit principal market sectors comprising the S&P GSCI™, they may be less representative of the economy and commodity markets as a whole and might therefore not serve as a reliable benchmark for commodity market performance generally.

If the Basket includes a GSCI Basket Component, changes in the composition and valuation of the S&P GSCI™ may adversely affect the market value and/or the payment at maturity of the notes.

     The composition of the S&P GSCI™ and its sub-indices (including the GSCI Basket Components) may change over time, as additional futures contracts satisfy the eligibility criteria of the S&P GSCI™ or futures contracts currently included in the S&P GSCI™ fail to satisfy such criteria. Those changes could impact the composition and valuation of the GSCI Basket Components. The weighting factors applied to each commodity included in each of the GSCI Sector Indices change annually, based on changes in commodity production statistics. In addition, Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”), in consultation with its Index Advisory Panel, may modify the methodology for determining the composition and weighting of the GSCI Basket Components and for calculating their value in order to assure that the S&P GSCI™ represents a measure of the performance over time of the markets for the underlying commodities represented by the S&P GSCI™ and its sub-indices. A number of modifications to the methodology for determining the contracts to be included in each GSCI Basket Component, and for valuing each GSCI Basket Component, have been made in the past several years and further modifications may be made in the future. Such changes could adversely affect the market value and/or the payment at maturity for the notes.

Historical performance of each Basket Component should not be taken as an indication of the future performance of such Basket Component during the terms of the notes.

     The actual performance of each Basket Component over the term of the notes, as well as the amount payable at maturity, may bear little relation to the historical performance of such Basket Component. The trading prices of exchange traded futures contracts on the index commodities will determine the level of such Basket Component. As a result, it is impossible to predict whether the level of each of the Basket Components will rise or fall.

The Basket Components will likely underperform a cash purchase of the underlying commodities, potentially by a significant amount.

     Because the Basket Components are made up of futures contracts, there will be a cost to “rolling” the contracts forward as the Basket Components sell the current contracts and then add the next month’s contracts. As the underlyings tend to have positively sloping forward curves, commonly known as “contango”, the Basket Components’ return experiences a negative drag when the Basket Components sell cheaper contracts, and purchase more expensive contracts. As a result, we expect the Basket Components will likely underperform a direct investment in a similarly weighted basket of index commodities over the life of the notes.

We and our affiliates have no affiliation with S&P and are not responsible for their public disclosure of information.

     We and our affiliates are not affiliated with S&P in any way (except for arrangements discussed below in “The GSCI Indices — License Agreement with Standard & Poor’s”) and have no ability to control S&P, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the GSCI Basket Components. The GSCI Index Sponsor is under no obligation to continue to calculate any such GSCI Basket Components and is not required to calculate any successor index. If S&P discontinues or suspends the calculation of the respective index, it may become difficult to determine the market value of the notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to such GSCI Basket Component exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion.

If the Basket includes a GSCI Basket Component, Index calculation disruption events may require an adjustment to the calculation of each GSCI Basket Component.

     At any time during the term of the notes, the daily calculation of each GSCI Basket Component may be adjusted in the event that S&P, the publisher of the S&P GSCI™ and its sub-indices (including the GSCI Basket Components), determines that any of the following Index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract used in the calculation of each GSCI Basket Component on that day; the settlement price of any exchange-traded futures contract used in the calculation of each GSCI Basket Component reflects the maximum permitted price change from the previous day’s settlement price; or the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of each GSCI Basket Component. Any such Index calculation disruption events may have an adverse impact on the value of each GSCI Basket Component or the manner in which it is calculated.

If the Basket includes a GSCI Basket Component, S&P may be required to replace a contract underlying a GSCI Basket Component if the existing futures contract is terminated or replaced.

     A futures contract known as a “Designated Contract” has been selected as the reference contract for the underlying physical commodity included in each GSCI Basket Component. Data concerning this Designated Contract will be used to calculate each GSCI Basket Component. The termination or replacement of a futures contract on an established exchange occurs infrequently; however, if one or more Designated Contracts were to be terminated or replaced by an exchange, a comparable futures contract would be selected by the GSCI Index Committee, if available, to replace each such Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the value of the individual GSCI Basket Component, as well as the value of the Basket as a whole Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

     The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Basket Components, the Basket as a whole, and therefore, the value of your notes.

If the Basket includes a GSCI Basket Component, S&P has no obligation to consider your interests.

     S&P is responsible for calculating and maintaining each of the GSCI Basket Components. S&P can make methodological changes that could change the value of each GSCI Basket Component at any time and it has no obligation to consider your interests. S&P may discontinue or suspend calculation or dissemination of each GSCI Basket Component. If one or more of these events occurs, the calculation of the payment at maturity will be adjusted to reflect such event or events. See “The GSCI Indices.” Consequently, any of these actions could adversely affect market value and/or payment at maturity of the notes. S&P has no obligation to consider your interests in calculating or revising the methodology of each GSCI Basket Component.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

     While the payment at maturity, if any, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such agent’s commission includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMSI, as a result of such compensation or other transaction costs.

We or our affiliates may have adverse economic interests to the holders of the notes.

     JPMSI and other affiliates of ours trade the futures contracts that compose the Basket Components, options on such futures contracts, the commodities underlying such contracts and other financial instruments related to the Basket Components and their component futures contracts, or such options and commodities underlying such contracts on a regular basis, for their accounts and for other accounts under their management. JPMSI and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to one or more of the Basket Components. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of one or more of the Basket Components and, accordingly, could affect the value of the notes and the amount payable to you at maturity, if any.

     In the course of our business, we or our affiliates may acquire non-public information about the Basket Components, the futures contracts underlying the Basket Components and the commodities underlying these contracts, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the Basket Components, the commodities underlying these futures contracts or the Designated Contracts. Any prospective purchaser of notes should undertake an independent investigation of the Basket Components, the futures contracts underlying the Basket Components, the commodities underlying these contracts and the related Designated Contracts as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Basket Components, the futures contracts underlying the Basket Components or the commodities underlying these contracts. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     JPMSI, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Level and Ending Level for each of the Basket Components, the Ending Basket Level, the Strike Level, if applicable, the Basket Return, the payment at maturity, if any, on the notes, the Basket Closing Level on the Observation Date, including the Component Return for each Basket Component, the T-Bill Return and the Fee

Percentage. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether a Basket Decline has occurred, whether any of the Basket Components have been discontinued, the amount payable to you in the event of an early acceleration and whether there has been a material change in the method of calculation of any of the Basket Components. In performing these duties, JPMSI may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMSI, as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Basket Closing Level or the Basket Return on the Observation Date and calculating the amount that we are required to pay you, if any, at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that the Observation Date and the Maturity Date will be postponed and your return will be adversely affected. In addition, if we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes, or a Basket Decline occurs, we have the right, but not the obligation, to accelerate the payment on your notes and pay you an amount determined in good faith in a commercially reasonable manner by the calculation agent. If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. See “Description of Notes — Early Redemption Events” and “General Terms of Notes — Market Disruption Events.”

The tax consequences of an investment in the notes are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. No assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon at a rate of 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 161-A-I and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes.

     Unless otherwise specified in the relevant terms supplement, each agent’s commissions will include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, our projected profit resulting from such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in one or more Basket Components, the futures contracts underlying the Basket Components or instruments the value of which is derived from one or more Basket Components, or futures contracts. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase the level of one or more Basket Components, and therefore, effectively establish a higher level that the relevant Basket Component must achieve for you to obtain a return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in one or more Basket Components, the futures contracts underlying the Basket Components, or instruments the value of which is derived from one or more Basket Components or futures contracts of the commodities underlying the Basket Components. Although we have no reason to believe that any of these activities will have a material impact on the level of any of the Basket Components or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE DOW JONES — AIG COMMODITY INDEXSM

     We have derived all information contained in this product supplement regarding the Dow Jones — AIG Commodity IndexSM, including, without limitation, its make-up, method of calculation and changes in its components from (i) publicly available sources and (ii) a summary of the Dow Jones — AIG Commodity IndexSM Handbook (a document that is considered proprietary to Dow Jones and AIG Financial Products (“AIG-FP”) and is available to those persons who enter into a license agreement available at www.aigfp.com/home/commodities). Such information reflects the policies of, and is subject to change by, Dow Jones and AIG-FP. We have not independently verified this information. You, as an investor in the notes, should make your own investigation into the Dow Jones — AIG Commodity IndexSM, AIG-FP and Dow Jones. Dow Jones and AIG-FP are not involved in the offer of the notes in any way and have no obligation to consider your interests as a holder of the notes. Dow Jones and AIG-FP have no obligation to continue to publish the Dow Jones — AIG Commodity IndexSM, and may discontinue publication of the Dow Jones — AIG Commodity IndexSM at any time in their sole discretion.

Overview

     The Dow Jones — AIG Commodity IndexSM was introduced in July of 1998 to provide a unique, diversified, economically rational and liquid benchmark for commodities as an asset class. The Dow Jones — AIG Commodity IndexSM currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. A futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity futures markets, please see “The Commodity Futures Markets.” The commodities included in the Dow Jones — AIG Commodity IndexSM for 2008 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc. Futures contracts and options on futures contracts on the Dow Jones — AIG Commodity IndexSM are currently listed for trading on the Chicago Board of Trade (“CBOT”).

     The Dow Jones — AIG Commodity IndexSM is a proprietary index that Dow Jones and AIG-FP developed and that Dow Jones, in conjunction with AIG-FP, calculates. The methodology for determining the composition and weighting of the Dow Jones — AIG Commodity IndexSM and for calculating its value is subject to modification by Dow Jones and AIG-FP at any time. As of the date of this product supplement, Dow Jones disseminates the Dow Jones — AIG Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones — AIG Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time) and publishes the final Dow Jones — AIG Commodity IndexSM level for each DJ-AIG Business Day (as defined below) at approximately 4:00 p.m. (New York time) on each such day on Reuters page AIGCI1. Dow Jones — AIG Commodity IndexSM levels can also be obtained from the official websites of both Dow Jones and AIG-FP and are also published in The Wall Street Journal.

     Dow Jones and AIG-FP publish both a total return version and excess return version of the Dow Jones — AIG Commodity IndexSM. The total return version of the Dow Jones — AIG Commodity IndexSM is equivalent to the excess return version, except that the total return version also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts. If the notes are linked to the Dow Jones — AIG Commodity IndexSM, the relevant terms supplement will specify whether the relevant Basket Component is the Dow Jones — AIG Commodity Index Total ReturnSM or the Dow Jones — AIG Commodity Index Excess ReturnSM.

     A “DJ-AIG Business Day” is a day on which the sum of the Commodity Index Percentages (as defined below in “Annual Reweightings and Rebalancings of the Dow Jones — AIG Commodity IndexSM”) for the Index Commodities that are open for trading is greater than 50%. For example, based on the weighting of the Index Commodities for 2008, if the CBOT and the New York Mercantile Exchange (“NYMEX”) are closed for trading on the same day, a DJ-AIG Business Day will not exist.

     AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Dow Jones — AIG Commodity IndexSM, as well as commodities, including commodities included in the Dow Jones — AIG Commodity IndexSM. For information about how this trading may affect the value of the Dow Jones — AIG Commodity IndexSM, see “Risk Factors — Trading and other transactions by AIG-FP and Dow Jones in the futures contracts constituting the Dow Jones — AIG Commodity IndexSM and the underlying commodities may affect the level of the Dow Jones — AIG Commodity IndexSM.”

The Dow Jones — AIG Commodity IndexSM Supervisory and Advisory Committees

     Dow Jones and AIG-FP have established the Dow Jones — AIG Commodity IndexSM Supervisory Committee and the Dow Jones — AIG Commodity IndexSM Advisory Committee to assist them in connection with the operation of the Dow Jones — AIG Commodity IndexSM. The Dow Jones — AIG Commodity IndexSM Supervisory Committee is comprised of three members, two of whom are appointed by AIG-FP and one of whom is appointed by Dow Jones, and makes all final decisions related to the Dow Jones — AIG Commodity IndexSM, with advice and recommendations from the Advisory Committee. The Dow Jones — AIG Commodity IndexSM Advisory Committee includes six to twelve members drawn from the financial, academic and legal communities selected by AIG-FP. Both the Supervisory and Advisory Committees meet annually to consider any changes to be made to the Dow Jones — AIG Commodity IndexSM for the coming year. These committees may also meet at such other times as may be necessary.

     As described in more detail below, the Dow Jones — AIG Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones — AIG Commodity IndexSM are determined each year in June or July by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee following advice from the Dow Jones — AIG Commodity IndexSM Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced.

     For example, the composition of the Dow Jones — AIG Commodity IndexSM for 2009 was approved by the Dow Jones — AIG Index Supervisory Committee in August of 2008 and published on August 13, 2008. The January 2009 reweighting and rebalancing is based on the following percentages:

The Dow Jones — AIG Commodity IndexSM 2009 Commodity Index Percentages

COMMODITY	WEIGHTING

Crude Oil	13.752633%
Natural Gas	11.890064%
Gold	7.862747%
Soybeans	7.599433%
Copper	7.306541%
Aluminum	6.999166%
Corn	5.721409%
Wheat	4.796212%
Live Cattle	4.285345%
Unleaded Gasoline	3.709128%
Heating Oil	3.648174%
Zinc	3.142431%
Sugar	2.993155%
Coffee	2.972640%
Silver	2.891302%
Soybean Oil	2.882869%
Nickel	2.882723%
Lean Hogs	2.398878%
Cotton	2.265150%

     Information concerning the Dow Jones — AIG Commodity IndexSM, including weightings and composition, may be obtained at the Dow Jones web site (www.djindexes.com). Information contained in the Dow Jones web site is not incorporated by reference in, and should not be considered part of, this product supplement or any terms supplement.

Four Main Principles Guiding the Creation of the Dow Jones — AIG Commodity IndexSM

     The Dow Jones — AIG Commodity IndexSM was created using the following four main principles:

  ECONOMIC SIGNIFICANCE. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Dow Jones — AIG Commodity IndexSM uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities. The Dow Jones — AIG Commodity IndexSM primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Dow Jones — AIG Commodity IndexSM also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Additionally, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the markets themselves. The Dow Jones — AIG Commodity IndexSM thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

  DIVERSIFICATION. A second major goal of the Dow Jones — AIG Commodity IndexSM is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Dow Jones — AIG Commodity IndexSM is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

  CONTINUITY. The third goal of the Dow Jones — AIG Commodity IndexSM is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Dow Jones — AIG Commodity IndexSM from year to year. The Dow Jones — AIG Commodity IndexSM is intended to provide a stable benchmark so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Dow Jones — AIG Commodity IndexSM.

  LIQUIDITY. Another goal of the Dow Jones — AIG Commodity IndexSM is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Dow Jones — AIG Commodity IndexSM can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

     These four principles represent goals of the Dow Jones — AIG Commodity IndexSM and its creators, and there can be no assurance that these goals will be reached by either Dow Jones or AIG-FP.

Composition of the Dow Jones — AIG Commodity IndexSM — Commodities Available for Inclusion

     A number of commodities have been selected which are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Dow Jones — AIG Commodity IndexSM and which are the subject of a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange.

     As of the date of this product supplement, the 23 commodities available for inclusion in the Dow Jones — AIG Commodity IndexSM were aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat and zinc.

     The 19 Index Commodities for 2009 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

     A futures contract known as a Designated Contract is selected for each commodity available for inclusion in the Dow Jones — AIG Commodity IndexSM. With the exception of several LME contracts, where the Dow Jones — AIG Commodity IndexSM Supervisory Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Dow Jones — AIG Commodity IndexSM Supervisory Committee selects the futures contract that is traded in the United States and denominated in dollars. If more than one such contract exists, the Dow Jones — AIG Commodity IndexSM Supervisory Committee selects the most actively traded contract. Data concerning each Designated Contract is used to calculate the Dow Jones — AIG Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract, if available, would be selected to replace that Designated Contract. The Dow Jones — AIG Commodity IndexSM Supervisory Committee may, however, terminate, replace or otherwise change a Designated Contract, or make other changes to the Dow Jones — AIG Commodity IndexSM, pursuant to special meetings. Please see “Risk Factors – AIG Financial Products may be required to replace a designated contract if the existing futures contract is terminated or replaced.”

     The Designated Contracts for 2009 Index Commodities are as follows:

Dow Jones — AIG Commodity IndexSM Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Price quote
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	$/metric ton
Coffee	Coffee “C”	NYBOT*	37,500 lbs	cents/pound
Copper**	High Grade Copper	COMEX***	25,000 lbs	cents/pound
Corn	Corn	CBOT	5,000 bushels	cents/bushel
Cotton	Cotton	NYBOT	50,000 lbs	cents/pound
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	$/barrel
Gold	Gold	COMEX	100 troy oz.	$/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	cents/gallon
Lean Hogs	Lean Hogs	CMEˆ	40,000 lbs	cents/pound
Live Cattle	Live Cattle	CME	40,000 lbs	cents/pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	$/mmbtu
Nickel	Primary Nickel	LME	6 metric tons	$/metric ton
Silver	Silver	COMEX	5,000 troy oz.	cents/troy oz.
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	cents/pound
Soybeans	Soybeans	CBOT	5,000 bushels	cents/bushel
Sugar	World Sugar No. 11	NYBOT	112,000 lbs	cents/pound
Unleaded	Reformulated Gasoline Blendstock	NYMEX	42,000 gal	cents/gallon
Gasoline	for Oxygen Blending†
Wheat	Wheat	CBOT	5,000 bushels	cents/bushel
Zinc	Special High Grade Zinc	LME	25 metric tons	$/metric ton

*	The New York Board of Trade (“NYBOT”) located in New York City.

**	The Dow Jones — AIG Commodity IndexSM uses the High Grade Copper Contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Dow Jones — AIG Commodity IndexSM.

***	The New York Commodities Exchange (“COMEX”) located in New York City.

^	The Chicago Mercantile Exchange (“CME”) located in Chicago, Illinois.

†	Represents a replacement of the New York Harbor Unleaded Gasoline contract. This replacement occurred during the regularly scheduled roll of futures contracts comprising the Dow Jones — AIG Commodity IndexSM in April 2006.

     In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin also are considered annually for inclusion in the Dow Jones — AIG Commodity IndexSM.

Commodity Groups

     For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Dow Jones — AIG Commodity IndexSM are assigned to Commodity Groups. The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group:	Commodities:	Commodity Group:	Commodities:
Energy	Crude Oil	Livestock	Lean Hogs
	Heating Oil		Live Cattle
Natural Gas
Unleaded Gasoline

Precious Metals	Gold	Grains	Corn
	Silver		Soybeans
	Platinum		Soybean Oil
Wheat

Industrial Metals	Aluminum	Softs	Cocoa
	Copper		Coffee
	Lead		Cotton
	Nickel		Sugar
Tin
Zinc

Dow Jones — AIG Commodity IndexSM Breakdown by Commodity Group

     The Commodity Group Breakdown set forth below is based on the weightings and composition of the Dow Jones — AIG Commodity IndexSM set forth under “The Dow Jones — AIG Commodity IndexSM 2009 Commodity Index Percentages.”

Energy	33.01%
Precious Metals	10.75%
Industrial Metals	20.33%
Livestock	6.68%
Grains	21.00%
Softs	8.23%

Annual Reweightings and Rebalancings of The Dow Jones — AIG Commodity IndexSM

     The Dow Jones — AIG Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones — AIG Commodity IndexSM are determined each year in June or July by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee following advice from the Dow Jones — AIG Commodity IndexSM Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced and implemented the following January.

Determination of Relative Weightings

     The relative weightings of the Index Commodities are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historical dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historical dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Dow Jones — AIG Commodity IndexSM (the “Index Commodities”) and their respective percentage weights.

Diversification Rules

     The Dow Jones — AIG Commodity IndexSM is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Dow Jones — AIG Commodity IndexSM, the following diversification rules are applied to the annual reweighting and rebalancing of the Dow Jones — AIG Commodity IndexSM as of January of each year:

  No related group of commodities designated as a “Commodity Group” (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the Dow Jones — AIG Commodity IndexSM.

  No single commodity may constitute more than 15% of the Dow Jones — AIG Commodity IndexSM.

  No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Dow Jones — AIG Commodity IndexSM.

  No single commodity included in the Dow Jones — AIG Commodity IndexSM may constitute less than 2% of the Dow Jones — AIG Commodity IndexSM.

     Following the annual reweighting and rebalancing of the Dow Jones — AIG Commodity IndexSM in January, the percentage of any commodity underlying the Dow Jones — AIG Commodity IndexSM or Commodity Group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages established in January.

Commodity Index Multipliers

     Following application of the diversification rules discussed above, CIPs are incorporated into the Dow Jones — AIG Commodity IndexSM by calculating the new unit weights for each commodity underlying the Dow Jones — AIG Commodity IndexSM. Near the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement prices on that date for Designated Contracts included in the Dow Jones — AIG Commodity IndexSM, are used to determine a Commodity Index Multiplier (“CIM”) for each commodity underlying the Dow Jones — AIG Commodity IndexSM. This CIM is used to achieve the percentage weightings of the commodities underlying the Dow Jones — AIG Commodity IndexSM, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each commodity underlying the Dow Jones — AIG Commodity IndexSM will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

     The Dow Jones — AIG Commodity IndexSM is calculated by Dow Jones, in conjunction with AIG-FP, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones — AIG Commodity IndexSM (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Dow Jones — AIG Commodity IndexSM is a mathematical process whereby the CIMs for the Index commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior Dow Jones — AIG Commodity IndexSM level to calculate the new Dow Jones — AIG Commodity IndexSM level. Dow Jones disseminates the Dow Jones — AIG Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones — AIG Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time), and publishes the final Dow Jones — AIG Commodity IndexSM level for each DJ-AIG Business Day at approximately 4:00 p.m. (New York time) on each such day on Reuters page AIGCI1. Dow Jones — AIG Commodity IndexSM levels can also be obtained from the official websites of both Dow Jones and AIG-FP and are also published in The Wall Street Journal.

The Dow Jones — AIG Commodity IndexSM is a Rolling Index

     The Dow Jones — AIG Commodity IndexSM is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five DJ-AIG Business Days each month according to a predetermined schedule. This process is known as “rolling” a futures position. The Dow Jones — AIG Commodity IndexSM is a “rolling index.”

Dow Jones — AIG Commodity IndexSM Calculation Disruption Events

     From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Dow Jones — AIG Commodity IndexSM will be adjusted in the event that AIG-FP determines that any of the following index calculation disruption events exists:

     (a) the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM on that day;

     (b) the settlement price of any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement price;

     (c) the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM; or

     (d) with respect to any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM that trades on the LME, a business day on which the LME is not open for trading.

License Agreement

     “Dow JonesSM,” “AIG®,” “Dow Jones — AIG Commodity IndexSM” and “DJ-AIGCISM” are registered trademarks or service marks of Dow Jones & Company, Inc. and American International Group, Inc. (“American International Group”), as the case may be, and have been licensed for use for certain purposes by JPMorgan Chase & Co. The notes are not sponsored, endorsed, sold or promoted by Dow Jones, AIG-FP, American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIG-FP, American International Group or any of their respective subsidiaries or affiliates, makes any representation regarding the advisability of investing in such products.

     Dow Jones, AIG-FP and JPMorgan Chase & Co. have entered into a non-exclusive license agreement providing for the license to JPMorgan Chase & Co., and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones — AIG Commodity IndexSM, which is published by Dow Jones and AIG-FP, in connection with certain products, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. None of Dow Jones, American International Group, AIG-FP or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates to JPMorgan Chase & Co. in connection with the notes is the licensing of certain trademarks, trade names and service marks and of the Dow Jones — AIG Commodity IndexSM, which is determined, composed and calculated by Dow Jones in conjunction with AIG-FP without regard to JPMorgan Chase & Co. or the notes. Dow Jones and AIG-FP have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones — AIG Commodity IndexSM. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to notes customers, in connection with the administration, marketing or trading of the notes. Notwithstanding the foregoing, AIG-FP, American International Group and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by JPMorgan Chase & Co., but which may be similar to and competitive with the notes. In addition, American International Group, AIG-FP and their respective subsidiaries or affiliates actively trade commodities, commodity indices and commodity futures (including the Dow Jones — AIG Commodity IndexSM and the Dow Jones — AIG Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones — AIG Commodity IndexSM and the notes.

     This product supplement and the relevant terms supplement relates only to the notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones — AIG Commodity IndexSM components. Purchasers of the notes should not conclude that the inclusion of a futures contract in the Dow Jones — AIG Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. The information in this product supplement regarding the Dow Jones — AIG Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones — AIG Commodity IndexSM components in connection with the notes. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones — AIG Commodity IndexSM components, including, without limitation, a description of factors that affect the prices of such Dow Jones — AIG Commodity IndexSM components, are accurate or complete.

     NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIG-FP AND JPMORGAN CHASE & CO., OTHER THAN AMERICAN INTERNATIONAL GROUP AND ITS AFFILIATES.

The Commodity Futures Markets

     Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. As of the date of this product supplement, all of the contracts included in the Dow Jones — AIG Commodity IndexSM are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

     There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

     By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

     Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

     U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Dow Jones — AIG Commodity IndexSM has been composed exclusively of futures contracts traded on regulated exchanges.

THE JPMORGAN CORE COMMODITY INVESTABLE GLOBAL ASSET ROTATOR LONG-SHORT INDEX

     The Core Commodity-IGAR Long-Short Index (the “Core Commodity-IGAR Long-Short”), which was developed and is maintained and calculated by J.P. Morgan Securities Ltd., is a dynamic basket comprised of constituents representing sub-asset classes of the global commodities market. The description of the underlying Core Commodity-IGAR Long-Short strategy and methodology included in this product supplement is based on rules formulated by J.P. Morgan Securities Ltd. (the “Rules”). The Rules have been filed and are available at http://www.sec.gov/Archives/edgar/data/19617/000089109209000789/e34587fwp.pdf. The Core Commodity-IGAR Long-Short is the intellectual property of J.P. Morgan Securities Ltd., and J.P. Morgan Securities Ltd. reserves all rights with respect to its ownership of the Core Commodity-IGAR Long-Short.

     This description of the Rules is qualified by the full text of the Rules. The Rules, and not this description, will govern the calculation and constitution of the Core Commodity-IGAR Long-Short and other decisions and actions related to its maintenance. References to the Rules, Rules Annex and Rules Appendices in this section are references to the full text thereof in the form attached as an addendum to this product supplement.

     The Core Commodity-IGAR Long-Short compiles and rebalances monthly a synthetic portfolio drawn from among the components of the S&P GSCI™. The Core Commodity-IGAR Long-Short is rebalanced using an investment strategy that is generally known as momentum investing. The rebalancing method therefore seeks to capitalize on positive and negative trends in the U.S. dollar level of the constituents on the assumption that if certain constituents performed well or poorly in the past they will continue to perform well or poorly in the future.

     The Core Commodity-IGAR Long-Short is described as a “notional” or “synthetic” portfolio or basket because its reported value does not represent the value of any actual assets held by any person. The value of the Core Commodity-IGAR Long-Short at any point is the value of a hypothetical uncollateralized portfolio of constituents, less calculation fees, as of that point, and there is no actual portfolio of assets in which any person has any ownership interest.

     The allocation among the constituents within the synthetic portfolio is rebalanced monthly. The strategy synthetically invests in up to seven long and seven short positions in constituents, currently from a universe of 14 of the 24 components of the S&P GSCI™, based upon absolute historic one-year performance and consistent historical monthly appreciation. The universe of potential constituents is set forth under “— The Constituents of the Core Commodity-IGAR Long-Short” below. Each constituent with positive or negative performance that passes its consistency test and is included in the synthetic portfolio is weighted as one-seventh (for constituents with the strongest positive performance) or minus one-seventh (for constituents with the weakest negative performance), as applicable, of the synthetic portfolio for the month in which it is included. In the event that fewer than seven constituents with positive performance or seven constituents with negative performance pass their respective consistency algorithms, one-seventh (for constituents with the strongest positive performance) or minus one-seventh (for constituents with the weakest negative performance), as applicable, of the synthetic portfolio will be deemed uninvested during that month for each of the positions that are unfilled by an included constituent.

     It is expected that the universe of potential constituents will continue to be limited to the 14 components of the S&P GSCI™ set forth under “— The Constituents of the Core Commodity-IGAR Long-Short” below. The S&P GSCI™ single commodity components are chosen as the potential Core Commodity-IGAR Long-Short constituents because of their wide usage as commodity contract price benchmarks and correlation with commodity spot prices.

Calculation and Publication of the Core Commodity-IGAR Long-Short values

     J.P. Morgan Securities Ltd. or any affiliate or subsidiary designated by it will act as calculation agent for the Core Commodity-IGAR Long-Short (the “C-IGAR Calculation Agent”). The C-IGAR Calculation Agent will calculate the Core Commodity-IGAR Long-Short value (the “Core Commodity-IGAR Long-Short closing value”) on every Index Valuation Day for the purposes of reporting the value, based on the U.S. dollar levels of the constituents of the synthetic portfolio as of such Index Valuation Day. The value of the Core Commodity-IGAR Long-Short is published by Bloomberg Financial Markets under the ticker “CMDULSER” and we expect it to continue to be published through the maturity of the notes. (Rule 4.1 and Rule 6.1)

     The C-IGAR Calculation Agent may calculate the Core Commodity-IGAR Long-Short values with greater frequency than daily and share this calculation with its affiliates for internal purposes.

     The C-IGAR Calculation Agent will not be obligated to publish the value of the Core Commodity-IGAR Long-Short on any day that is a Disrupted Day or a Limit Day (Rule 6.3). See “— Rebalancing Selection Date, Rebalancing Date and Reweighting Date” below.

     The value of the Core Commodity-IGAR Long-Short will be calculated by the C-IGAR Calculation Agent using the algorithm appended to the Rules. (Rule 4)

     The value of the Core Commodity-IGAR Long-Short for any Index Valuation Day will be based on the U.S. dollar levels of the constituents as of such Index Valuation Day. (Rule 4.1) The value of the Core Commodity-IGAR Long-Short is calculated and reported in U.S. dollars. The level of the Core Commodity-IGAR Long-Short on each Index Valuation Day will be calculated to reflect the then-current weightings of the individual constituents in accordance with the Re-balancing algorithm set forth in Annex 2 of the Rules, as well as the then-current weightings of the component indices in accordance with the Reweighting algorithm set forth in Annex 1 of the Rules.

     The Bloomberg ticker symbol for the Core Commodity-IGAR Long-Short is “CMDULSER”. The Core Commodity-IGAR Long-Short value will be reported to four (4) decimal places (although the CIGAR Calculation Agent may maintain a record of the Core Commodity-IGAR Long-Short value with greater precision for internal purposes) on every Index Valuation Day. The C-IGAR Calculation Agent will be under no obligation to any person to provide Core Commodity-IGAR Long-Short values by any alternative method if publication of the CMDULSER ticker is subject to any delay in or interruptions of publication or any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, fire, flood, civil commotion, insurrection, labor difficulty including, without limitation, any strike, other work stoppage, or slowdown, severe or adverse weather conditions, power failure, communications line or other technological failure that may occur or any other event beyond the control of the C-IGAR Calculation Agent. (Rule 6.2)

The Constituents of the Core Commodity-IGAR Long-Short

     The table below sets out the current universe of potential constituents of the Core Commodity-IGAR Long-Short synthetic portfolio, as well as the Bloomberg® ticker for each potential constituent. (Rules Annex 5) This current universe includes 14 of the 24 components currently included in the S&P GSCI™.

	Bloomberg® Ticker		Bloomberg® Ticker
Reference	of Related	Reference	of Related
Commodity	Component	Commodity	Component

Energy:		Agriculture:
Brent Crude Oil	SPGCBRP	Soybean	SPGCSOP
Crude Oil	SPGCCLP	Wheat	SPGCWHP
Gasoline (RBOB)	SPGCHUP	Corn	SPGCCNP
Heating Oil	SPGCHOP
Natural Gas	SPGCNGP
Industrial metals:		Precious metals:
Nickel	SPGCIKP	Silver	SPGCSIP
Lead	SPGCILP	Gold	SPGCGCP
Copper	SPGCICP
Aluminum	SPGCIAP

     As of the most recent rebalancing of the Core Commodity-IGAR Long-Short hypothetical reference value, which took place on February 1, 2009, the synthetic portfolio for the monthly period commencing on such date contained long positions in one constituent, which was the constituent referencing Gold, and short positions in seven constituents which were the constituents referencing Brent Crude Oil, Crude Oil, Heating Oil, Gasoline (RBOB), Copper, Nickel and Lead.

The Core Commodity-IGAR Long-Short Algorithms, Reweighting and Rebalancing

     The Core Commodity-IGAR Long-Short is re-weighted immediately upon the close of trading on the eleventh Index Valuation Day of every month (subject to postponement in the event of a Disrupted Day) based on the levels of the component indices on the Reweighting Date (Annex 1 of Rules Appendix 1). Each Component Index Is rebalanced immediately upon the close of trading on its relevant Rebalancing Date (which are the twelfth, thirteenth, fourteenth, fifteenth and sixteenth Index Valuation Days of every month) based on the levels of the constituents over the relevant observation period. (Annex 2 of Rules Appendix 1). On each Rebalancing Selection Date, which is the first Index Valuation Day of each month, the C-IGAR Calculation Agent determines the strongest and the weakest constituents of the Core Commodity-IGAR Long-Short by:

     1. obtaining the performance of each constituent over the relevant observation period using the algorithm set out in Rules Annex 4;

     2. ranking the constituents with a positive performance in descending order from the constituent with the strongest performance to the constituent with the weakest performance based on their respective 12-month historical performances; and running the long consistency test, using the algorithm set out in Rule 5.1 of Rules Appendix 1;

     3. ranking the constituents with a negative performance in ascending order from the constituent with the weakest performance to the constituent with the strongest performance based on their respective 12-month historical performances; and running the short consistency test, using the algorithm set out in Rule 5.2 of Rules Appendix 1.

     A constituent will only be eligible for inclusion in the Core Commodity-IGAR Long-Short’s synthetic portfolio through the next following rebalancing date if it passes both the performance test and either the long consistency test or the short consistency test.

The Performance Test

     The performance test algorithm obtains a measure of year-over-year performance for each constituent. The algorithm compares the dollar value of the constituent at the close of trading on the last Index Valuation Day that is not a Disrupted Day of the previous month against the dollar value of the constituent at the close of trading on the last Index Valuation Day that is not a Disrupted Day of the 13th calendar month preceding the Rebalancing Selection Date. The percentage change in the dollar value of the constituent represents the performance of the constituent. (Rules Annex 4)

The Long Consistency Test

     The long consistency test algorithm obtains a measure of performance consistency over the twelve monthly periods preceding the Rebalancing Selection Date for each constituent for which the performance algorithm has yielded a positive percentage change. The long consistency test algorithm compares the dollar value of the constituent as of the last Index Valuation Day that is not a Disrupted Day of a given calendar month against the corresponding dollar value as of the last Index Valuation Day that is not a Disrupted Day of the immediately previous calendar month. This comparison is performed for each of the months in the twelve-month period preceding the Rebalancing Selection Date. Each month in the twelve-month period is assigned a different weight, which, (1) if the performance for that month is positive, will range from 0.4 (for the monthly period occurring one year prior to the Rebalancing Selection Date ) to 2.0 (for the most recent month) or (2) in all other cases, will be equal to zero. In this way the most recent monthly performances that are positive are attributed relatively greater weight than earlier monthly performances. A constituent will pass the long consistency test if the sum of the weights of the months in which the constituent attained positive performance is equal to or greater than six. (Rule 5.1 of Rules Appendix 1)

The Short Consistency Test

     The short consistency test algorithm obtains a measure of performance consistency over the twelve monthly periods preceding the Rebalancing Selection Date for each constituent for which the performance algorithm has yielded a negative percentage change. The algorithm compares the dollar value of the constituent as of the last Index Valuation Day that is not a Disrupted Day of a given calendar month against the corresponding dollar value as of the last Index Valuation Day that is not a Disrupted Day of the immediately previous calendar month. This comparison is performed for each of the months in the twelve-month period preceding the Rebalancing Selection Date. Each month in the twelve-month period is assigned a different weight, which, (1) if the performance for that month is negative, will range from 0.4 (for the monthly period occurring one year prior to the Rebalancing Selection Date ) to 2.0 (for the most recent month), or (2) in all other cases, will be equal to zero. In this way, the most recent monthly performances that are negative are attributed relatively greater weight than earlier monthly performances. A constituent will pass the short consistency test if the sum of the weights of the months in which the constituent attained negative performance is equal to or greater than six. (Rule 5.2 of Rules Appendix 1)

Weightings

     The up to seven constituents with a positive performance that are ranked with the strongest positive performance and have successfully passed the long consistency test are the strongest constituents and are assigned a long-short target weight of one-seventh (1/7) in the Core Commodity-IGAR Long-Short. A weighting of one-seventh will apply to each of the strongest constituents even if their number is less than seven. There will be a maximum of seven strongest constituents. (Rule 1 of Rules Appendix 1)

     The up to seven constituents with a negative performance that are ranked with the weakest negative performance and have successfully passed the short consistency test are the weakest constituents and are assigned a long-short target weight of minus one seventh (-1/7) in the Core Commodity-IGAR Long-Short. A weighting of minus one-seventh will apply to each of the weakest constituents even if their number is less than seven. There will be a maximum of seven weakest constituents. (Rule 1 of Rules Appendix 1)

     The remaining constituents will be assigned a weight of zero percent (0%). (Rule 4.2.3 of Rules Appendix 1)

     In the event that the C-IGAR Calculation Agent determines that there would be more than seven strongest constituents or more than seven weakest constituents, because some constituents display the same performance for the relevant observation period, the C-IGAR Calculation Agent will determine the performance for each constituent with precision of up to as many decimal places as necessary until the number of strongest constituents and weakest constituents are reduced to seven, respectively, acting in good faith using such information and/or methods as it determines, in its reasonable discretion, are appropriate.

     In the event that fewer than seven of the constituents pass their respective consistency test, the synthetic portfolio will consist of the constituents, if any, that pass the long consistency tests, each weighted one-seventh or, the short consistency tests, each weighted minus one-seventh, as applicable, with the remainder of the portfolio deemed uninvested. As a result, during monthly periods in which few of the constituents pass the long or short consistency tests to which they are subject, the Core Commodity-IGAR Long-Short synthetic portfolio will be largely or, if no constituent passes the long or short consistency test to which they are subject, entirely, uninvested. The Core Commodity-IGAR Long-Short is intended to mimic the performance of an uncollateralized investment in reference assets. As a result, the portion of the synthetic portfolio that is deemed “uninvested” is deemed to be not held in any interest-bearing or income producing asset, but rather will neither appreciate nor decline in value (other than by daily deduction of the deemed CIGAR Calculation Agent fee from the value of the synthetic portfolio).

The C-IGAR Calculation Agent and Deemed Calculation Agent Fee

     J.P. Morgan Securities Ltd. or any affiliate or subsidiary designated by it will act as calculation agent for the Core Commodity-IGAR Long-Short (the “C-IGAR Calculation Agent”). The C-IGAR Calculation Agent’s determinations in respect of the Core Commodity-IGAR Long-Short and interpretation of the Rules will be final. (Rule 3)

     A deemed C-IGAR Calculation Agent fee at a rate of ninety-six basis points per year (0.96%) will be deducted from the reported value of the Core Commodity-IGAR Long-Short. (Rule 3) The fee will be deducted daily, calculated on the basis of the actual number of calendar days that have elapsed since the last preceding deemed fee deduction, divided by 360. (Rule 3.3)

Rebalancing Selection Date, Rebalancing Date and Reweighting Date

     Each component of the Core Commodity-IGAR Long-Short is rebalanced immediately following the close of trading on its relevant Rebalancing Date, based on application of the Core Commodity-IGAR Long-Short algorithms on the corresponding Rebalancing Selection Date. The term “Rebalancing Selection Date” refers to the first Index Valuation Day of each month, the term “Rebalancing Date” refers to the twelfth, thirteenth, fourteenth, fifteenth, and sixteenth Valuation Days of each month, and the term “Reweighting Date” refers to the seventh Index Valuation Day of each month. On the Rebalancing Selection Date, the strongest and weakest constituents of the Core Commodity-IGAR Long-Short are chosen by applying the algorithms described above and set out in Rules Appendix 1.

     The following are descriptions of certain defined terms contained in the Rules:

     “Index Valuation Day” means each day (other than a Saturday or a Sunday) on which commercial banks in both New York and London are open generally for business (including for dealings in foreign exchange and foreign currency deposits), and which is a Scheduled Trading Day for all the constituents of the Core Commodity-IGAR Long-Short.

     “Scheduled Trading Day” means, in respect of a constituent of the Core Commodity-IGAR Long-Short, a day on which the sponsor of the component related to such constituent is scheduled to publish the USD level of such component, and the principal exchange for futures and options contracts on such component is scheduled to be open for trading for its regular trading session.

     “Limit Day” means in respect of a constituent, any day on which there is a limitation on, or suspension of, the trading of options or futures contracts on the related commodity imposed by any relevant Exchange by reason of movements exceeding “limit up” or “limit down” levels permitted by such Exchange and which, in the opinion of the C-IGAR Calculation Agent, is material taking into account generally prevailing Scheduled Trading Day trading volumes and other market conditions.

     “Exchange” means, in respect of any constituent, any exchange on which futures or options contracts relating to that constituent are traded.

     “Disrupted Day” means a day on which, in respect of a constituent of the Core Commodity-IGAR Long-Short and an Index Valuation Day, the sponsor of the component related to such constituent fails to calculate and publish the USD level for such component.

     Disruption or Limit Events Affecting Index Valuation Days (including Reweighting Dates and Rebalancing Dates)

     If any Index Valuation Day is a Disrupted Day or Limit Day in respect of any constituent (each such constituent affected by such Disrupted Day or Limit Day an “Affected Constituent” for that Index Valuation Day), then such Index Valuation Day will remain the day originally scheduled (each such day an “Original IVD”) but the calculation of the level of each such Affected Constituent will be calculated retrospectively based on the USD levels of the constituents that are not then Affected Constituents on the Original IVD and the USD level of each such Affected Constituent on the Scheduled Trading Day immediately following such Original IVD that is not a Disrupted Day or Limit Day for such Affected Constituent; provided that, if all ten Index Valuation Days immediately following the Original IVD are either Disrupted Days or Limit Days for any such Affected Constituent(s), the C-IGAR Calculation Agent will, on the tenth Index Valuation Day following such Original IVD, calculate, acting in good faith using such information and/or methods as the C-IGAR Calculation Agent determines, in its reasonable discretion, are appropriate, the USD level(s) for each such Affected Constituent and, using such level(s), calculate the level of the Core Commodity-IGAR Long-Short. (Rule 5.2) Disruption and limit events will have no effect on Rebalancing Selection Dates. (Rule 5.1)

Disruption and Limit Events Affecting the Core Commodity-IGAR Long-Short Values

     If any Index Valuation Day is a Disrupted Day in respect of any constituent then the Index Valuation Day will be the first following Index Valuation Day that is not a Disrupted Day for any of the constituents unless the ten Index Valuation Days immediately following the day originally scheduled to be the Index Valuation Day are Disrupted Days for such constituent(s), in which case on the tenth Index Valuation Day following the day originally scheduled to be the Index Valuation Day, the C-IGAR Calculation Agent shall calculate the U.S. dollar level for such constituent(s) and the Core Commodity-IGAR Long-Short value acting in good faith using such information and/or methods as it determines, in its reasonable discretion, are appropriate.

     The C-IGAR Calculation Agent may calculate the Core Commodity-IGAR Long-Short value with greater frequency than once per Index Valuation Day. In the event that the scheduled Index Valuation Day is a Limit Day or a Disrupted Day in respect of any constituent, then the C-IGAR Calculation Agent may still calculate and publish retroactively for that Index Valuation Day using the prices of (a) that scheduled Index Valuation Day for constituents that did not experience a limit on that specific day and (b) the following Index Valuation Day for the Limit Day constituent(s) or the constituent(s) subject to a market disruption event, as the case may be.

     The C-IGAR Calculation Agent will not be obliged to publish the Core Commodity-IGAR Long-Short Value on any day which is a Disrupted Day or a Limit Day for any constituent or (for the avoidance of doubt) on any Rebalancing Date in respect of which it calculates the Core Commodity-IGAR Long-Short value retrospectively. (Rule 6.3)

Extraordinary Events Affecting the Core Commodity-IGAR Long-Short and its Constituents

     Successor Index

     If any component is (a) not calculated and announced by the relevant component sponsor but is calculated and announced by a successor sponsor acceptable to the C-IGAR Calculation Agent, or (b) replaced by a successor index using, in the determination of the C-IGAR Calculation Agent, the same or substantially similar formula for and method of calculation as used in the calculation of the relevant component, then in each case that successor index (the “Successor Index”) will be deemed to replace the relevant component with effect from a date determined by the C-IGAR Calculation Agent, and the C-IGAR Calculation Agent may make an adjustment to the rules of the Core Commodity-IGAR Long-Short, as it determines in good faith is appropriate to account for such change. (Rule 7.1)

     Constituent Exclusion and Substitution

     Without prejudice to the ability of the C-IGAR Calculation Agent to amend the Rules generally as described elsewhere in this product supplement, the C-IGAR Calculation Agent may, acting in good faith and in a commercially reasonable manner exclude, or substitute for, any constituent in circumstances in which it reasonably considers it would be unreasonable not to so adjust the universe of constituents to reflect the intention of the Core Commodity-IGAR Long-Short strategy in the altered and unanticipated circumstances which have then arisen, including (without prejudice to the generality of the foregoing) changes announced by the relevant component sponsor relating to the modification, exclusion, inclusion or substitution of any component of the S&P GSCI™ then included in the universe of potential constituents of the Core Commodity-IGAR Long-Short or its futures and options contracts or any perception among market participants generally that the published U.S. dollar level of the relevant component is generally inaccurate (and the index sponsor of such component fails to correct such U.S. dollar level), and if it so excludes or substitutes for any constituent, then the C-IGAR Calculation Agent may make such adjustment to these Rules as it determines in good faith to be appropriate to account for such exclusion or substitution on such date(s) selected by the C-IGAR Calculation Agent. (Rule 7.2)

     Material Change to Constituent

     If, at any time, the sponsor of a component announces that it will make a material change in the formula for or the method of calculating that component or in any other way materially modifies that component (other than a modification prescribed in that formula or method to maintain that component in the event of changes in component stock and capitalization and other routine events) or permanently cancels the component and no Successor Index exists or fails to calculate and announce the U.S. dollar level of the component, then C-IGAR Calculation Agent will remove such component from the universe of constituents and may make such adjustment to these Rules as it determines in good faith to be appropriate to account for such change(s) on such date(s) selected by the C-IGAR Calculation Agent. (Rule 7.3)

     Cancellation of Index License

     If, at any time, the license granted to the C-IGAR Calculation Agent by the sponsor of any component to use such component for the purposes of the Core Commodity-IGAR Long-Short terminates, or the C-IGAR Calculation Agent’s right to use the component for the purposes of the Core Commodity-IGAR Long-Short is otherwise impaired or ceases (for any reason), then C-IGAR Calculation Agent will remove such component from the universe of constituents and may make such adjustment to the Core Commodity-IGAR Long-Short rules as it determines in good faith to be appropriate to account for such change(s) on such date(s) selected by the C-IGAR Calculation Agent. (Rule 7.4)

Corrections

     In the event that the U.S. dollar level of any component used to calculate the Core Commodity-IGAR Long-Short values on the Observation Date is subsequently corrected and the correction is published by the relevant sponsor of the component on or before the next following Index Valuation Day, then the C-IGAR Calculation Agent may, if practicable and the correction is deemed material by the C-IGAR Calculation Agent, adjust or correct the Core Commodity-IGAR Long-Short values published on any relevant Index Valuation Day and publish such corrected Core Commodity-IGAR Long-Short values as soon as is reasonably practicable. (Rule 8)

C-IGAR Calculation Agent; Amendment of Rules; Limitation of Liability

     The Rules provide that the C-IGAR Calculation Agent must act in good faith and in a commercially reasonable manner. In the event that ambiguities arise in interpreting or applying the Rules, the C-IGAR Calculation Agent will resolve ambiguities in a reasonable manner and, if necessary, amend the Rules to reflect such resolution. (Rule 9)

     Neither the C-IGAR Calculation Agent nor any or its affiliates or subsidiaries or any of their respective directors, officers, employees, delegates or agents (each a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of the Core Commodity-IGAR Long-Short or in respect of the publication of the value of the Core Commodity-IGAR Long-Short (or failure to publish such value) and any use which any person may put such value. All determinations in respect of the Core Commodity-IGAR Long-Short shall be final, conclusive and binding, and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the C-IGAR Calculation Agent or any other Relevant Person in respect of the Core Commodity-IGAR Long-Short, neither the C-IGAR Calculation Agent nor any other Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason. (Rule 9.3)

Timing of Effectiveness of Miscellaneous Determinations

     Any determination required to be made or action required to be taken in respect of the Core Commodity-IGAR Long-Short on a day that is not an Index Valuation Day, will be made or taken (as the case may be) on the next following Index Valuation Day. (Rule 10.1)

THE GSCI INDICES

     The notes may also be linked to the performance of some or all of the following sector indices: the S&P GSCI™ Agriculture Index Excess Return, the S&P GSCI™ Energy Index Excess Return, the S&P GSCI™ Industrial Metals Index Excess Return, the S&P GSCI™ Livestock Index Excess Return and the S&P GSCI™ Precious Metals Index Excess Return (each a “GSCI Sector Index,” and together, the “GSCI Sector Indices”). In addition, the notes may be linked to the performance of some or all of the following single commodity sub-indices: the S&P GSCI™ Crude Oil Index Excess Return, the S&P GSCI™ Brent Crude Index Excess Return, the S&P GSCI™ Unleaded Gasoline Index Excess Return, the S&P GSCI™ Heating Oil Index Excess Return, the S&P GSCI™ GasOil Index Excess Return, the S&P GSCI™ Natural Gas Oil Index Excess Return, the S&P GSCI™ Aluminum Index Excess Return, the S&P GSCI™ Copper Index Excess Return, the S&P GSCI™ Lead Index Excess Return, the S&P GSCI™ Nickel Index Excess Return, the S&P GSCI™ Zinc Index Excess Return, the S&P GSCI™ Gold Index Excess Return, the S&P GSCI™ Silver Index Excess Return, the S&P GSCI™ Wheat Index Excess Return, the S&P GSCI™ Kansas Wheat Index Excess Return, the S&P GSCI™ Corn Index Excess Return, the S&P GSCI™ Soybeans Index Excess Return, the S&P GSCI™ Cotton Index Excess Return, the S&P GSCI™ Sugar Index Excess Return, the S&P GSCI™ Coffee Index Excess Return, the S&P GSCI™ Cocoa Index Excess Return, the S&P GSCI™ Feeder Cattle Index Excess Return, the S&P GSCI™ Live Cattle Index Excess Return and the S&P GSCI™ Lean Hogs Index Excess Return (each a “GSCI Single Component Index,” and collectively, the “GSCI Single Component Indices,” and collectively with the GSCI Sector Indices, the “GSCI Indices” or the “GSCI Basket Components”). If the notes are linked to any GSCI Single Component Index, any relevant disclosure for such GSCI Single Component Index will be provided in the relevant terms supplement. In addition, if the notes are linked to the Core Commodity-IGAR Long Short, payment on the notes will be indirectly linked to the performance of certain of the GSCI Single Component Indices.

     Each of the GSCI Indices is a sub-index of the S&P GSCI™, a composite index of commodity sector returns. The S&P GSCI™ and the GSCI Basket Components are published by S&P, and are determined, composed and calculated by S&P without regard to the notes. S&P acquired the rights to the S&P GSCI™ from Goldman, Sachs & Co. in February 2007. Goldman, Sachs & Co. established and began calculating the S&P GSCI™ in May 1991. The former name of the S&P GSCI™ was the Goldman Sachs Commodity Index, or GSCI®.

     S&P also publishes total return versions of each of the GSCI Indices. If specified in relevant terms supplement, your notes may be linked to a total return version of one or more of the GSCI Indices. The total return versions of each of the GSCI Indices are equivalent to the excess return versions, except that the total return indices also reflect interest that could be earned on funds committed to the trading of the underlying futures contracts.

     The S&P GSCI™ is an index on a world production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The S&P GSCI™ is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with its Index Advisory Panel, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI™ are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI™ has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI™, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

     The S&P GSCI™ Agriculture Index Excess Return is a world production-weighted index of certain agricultural commodities in the world economy. As of February 3, 2009, the S&P GSCI™ Agriculture Index Excess Return composed 18.92% of the total S&P GSCI™. In turn, as of that date, 26.75% of the value of the S&P GSCI™ Agriculture Index Excess Return was determined by futures contracts for Wheat (Chicago Wheat), 5.60% of the value was determined by futures contracts for Red Wheat (Kansas Wheat), 24.95% of the value was determined by futures contracts for Corn, 17.86% of the value was determined by futures contracts for Soybeans, 6.08% of the value was determined by futures contracts for Cotton, 10.94% of the value was determined by futures contracts for Sugar, 5.18% of the value was determined by futures contracts for Coffee and 2.64% of the value was determined by futures contracts for Cocoa.

     The S&P GSCI™ Energy Index Excess Return is a world production-weighted index of certain energy commodities in the world economy, including WTI Crude Oil, Brent Crude Oil, RBOB Gasoline, Heating Oil, Gasoil and Natural Gas. As of February 3, 2009, the S&P GSCI™ Energy Index Excess Return composed 63.75% of the total S&P GSCI™. In turn, as of that date, 49.38% of the value of the S&P GSCI™ Energy Index Excess Return was determined by futures contracts for WTI Crude Oil, 19.25% of the value was determined by futures contracts for Brent Crude Oil, 6.59% of the value was determined by futures contracts for RBOB Gasoline, 6.98% of the value was determined by futures contracts for No. 2 Heating Oil, 7.58% of the value was determined by futures contracts for GasOil and 10.20% of the value was determined by futures contracts for Natural Gas.

     The S&P GSCI™ Industrial Metals Index Excess Return is a world production-weighted index of certain industrial metals commodities in the world economy, including High Grade Primary Aluminum, Copper, Standard Lead, Primary Nickel and Special High Grade Zinc. As of February 3, 2009, the S&P GSCI™ Industrial Metals Index Excess Return composed 6.89% of the total S&P GSCI™. In turn, as of that date, 36.43% of the value of the S&P GSCI™ Industrial Metals Index Excess Return was determined by futures contracts for High Grade Primary Aluminum, 38.61% of the value was determined by futures contracts for Copper Grade A, 5.95% of the value was determined by futures contracts for Standard Lead, 10.45% of the value was determined by futures contracts for Primary Nickel and 8.42% of the value was determined by futures contracts for Special High Grade Zinc.

     The S&P GSCI™ Livestock Index Excess Return is a world production-weighted index of certain livestock commodities in the world economy, including live cattle, feeder cattle and lean hogs. As of February 3, 2009, the S&P GSCI™ Livestock Index Excess Return composed 6.45% of the total S&P GSCI™. In turn, as of that date, 58.60% of the value of the S&P GSCI™ Livestock Index Excess Return was determined by futures contracts for Live Cattle and 30.70% of the value was determined by futures contracts for Lean Hogs and 10.70 % of the value was determined by futures contracts for Feeder Cattle.

     The S&P GSCI™ Precious Metals Index Excess Return is a world production-weighted index consisting of two precious metals commodities in the world economy: Gold and Silver. As of February 3, 2009, the S&P GSCI™ Precious Metals Index Excess Return composed 3.99% of the total S&P GSCI™. In turn, as of that date, 90.48% of the value of the S&P GSCI™ Precious Metals Index Excess Return was determined by futures contracts for Gold and 9.52% of the value was determined by futures contracts for Silver.

     The GSCI Indices reflect the excess returns that are potentially available through an unleveraged investment in the futures contracts relating to the various components of the S&P GSCI™. Since the S&P GSCI™ is the parent index of the GSCI Basket Components, the methodology for compiling the S&P GSCI™ relates as well to the methodology of compiling the GSCI Basket Components.

     The value of the GSCI Indices on any given day reflects:

  the price levels of the contracts included in the GSCI Index (which represents the value of the GSCI Index), and the “contract daily return,” which is the percentage change in the total dollar weight of the GSCI Index from the previous day to the current day.

     Set forth below is a summary of the composition of and the methodology used to calculate the S&P GSCI™ and the GSCI Basket Components. The methodology for determining the composition and weighting of the S&P GSCI™ and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI™, as described below. S&P makes the official calculations of the S&P GSCI™ and the GSCI Indices.

The Index Committee and the Index Advisory Panel

     S&P has established an Index Committee to oversee the daily management and operations of the S&P GSCI™, and is responsible for all analytical methods and calculation of the indices. The Committee is comprised of three full-time professional members of S&P’s staff and two members of Goldman Sachs Group, Inc. At each meeting, the Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for an addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities or other matters.

     S&P considers information about changes to its indices and related matters to be potentially market-moving and material. Therefore, all Index Committee discussions are confidential.

     S&P has established an Index Advisory Panel (the “Advisory Panel”) to assist it in connection with the operation of the S&P GSCI™. The Advisory Panel meets on an annual basis and at other times at the request of S&P. The principal purpose of the Advisory Panel is to advise S&P with respect to, among other things, the calculation of the S&P GSCI™, the effectiveness of the S&P GSCI™ as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the S&P GSCI™. The Advisory Panel acts solely in an advisory and consultative capacity; all decisions with respect to the composition, calculation and operation of the S&P GSCI™ are made by S&P.

     The Advisory Panel meets on a regular basis, once during each year. Prior to the meeting, S&P determines the commodities and contracts to be included in the S&P GSCI™ for the following calendar year, as well as the weighting factors for each commodity. The Advisory Panel members receive the proposed composition of the S&P GSCI™ in advance of the meeting and discuss the composition at the meeting. S&P also consults the Advisory Panel on any other significant matters with respect to the calculation or operation of the S&P GSCI™. The Advisory Panel may, if necessary or practicable, meet at other times during the year as issues arise that warrant its consideration.

Composition of the S&P GSCI™

     In order to be included in the S&P GSCI™, a contract must satisfy the following eligibility criteria:

  The contract must be in respect of a physical commodity and not a financial commodity.

  In addition, the contract must:

    have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and

    at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

     From January 2007, the trading facility on which the contract trades must allow market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations (defined below) included in the S&P GSCI™ that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods (defined below).

The commodity must be the subject of a contract that:

  is denominated in U.S. dollars; and

  is traded on or through an exchange, facility or other platform (referred to as a “trading facility”) that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development and that:

    makes price quotations generally available to its members or participants (and to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

    makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations;

    accepts bids and offers from multiple participants or price providers; and

    is accessible by a sufficiently broad range of participants.

     With respect to inclusion on each sub-index of the S&P GSCI™, a contract must be in respect to the physical commodity that is described by that specific index.

     The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™. In appropriate circumstances, however, S&P, in consultation with the Advisory Panel, may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

     At and after the time a contract is included in the S&P GSCI™, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and to S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

     For a contract to be eligible for inclusion in the S&P GSCI™, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made. The following eligibility criteria apply:

  A contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity that is not represented in the S&P GSCI™ at such time must, in order to be added to the S&P GSCI™ at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

  A contract that is already included in the S&P GSCI™ at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI™ must, in order to continue to be included in the S&P GSCI™ after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S $5 billion and at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

  A contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must, in order to be added to the S&P GSCI™ at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized of at least U.S. $30 billion.

  A contract that is already included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must, in order to continue to be included in the S&P GSCI™ after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $10 billion and at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

In addition:

  A contract that is already included in the S&P GSCI™ at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI™ and each contract’s percentage of the total is then determined.

  A contract that is not included in the S&P GSCI™ at the time of determination must, in order to be added to the S&P GSCI™ at such time, have a reference percentage dollar weight of at least 1.0%.

  In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts will be included in the S&P GSCI™ in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI™ attributable to such commodity exceeding a particular level.

  If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI™ attributable to it at the time of determination. Subject to the other eligibility criteria relating to the composition of the S&P GSCI™ the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the S&P GSCI™ attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI™ attributable to it.

     The contracts currently included in the S&P GSCI™ are all futures contracts traded on the NYMEX, the ICE Futures, the Chicago Mercantile Exchange (“CME”), the CBOT, the Coffee, Sugar & Cocoa Exchange, Inc. (“CSC”), the New York Cotton Exchange (“NYC”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the LME.

     The quantity of each of the contracts included in the S&P GSCI™ is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation, or other factors, S&P, in consultation with its advisory committee may calculate the weight of such commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weight of which is calculated on the basis of regional production data, with the relevant region being North America.

     The five-year moving average is updated annually for each commodity included in the S&P GSCI™, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights, or CPWs, used in calculating the S&P GSCI™ are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

     In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI™ is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI™ to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI™ will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCI™, in consultation with the Advisory Panel, at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI™. Commodities included in the S&P GSCI™ which no longer satisfy such criteria, if any, will be deleted.

     S&P, in consultation with the Advisory Panel, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI™ are necessary or appropriate in order to assure that the S&P GSCI™ represents a measure of commodity market performance. S&P has the discretion to make any such modifications, in consultation with the Advisory Panel.

Contract Expirations

     Because the S&P GSCI™ comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by S&P, in consultation with the Advisory Panel, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

     If a trading facility deletes one or more contract expirations, the S&P GSCI™ will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI™. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI™. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Value of the S&P GSCI™

     The value of the S&P GSCI™ on any given day is equal to the total dollar weight of the S&P GSCI™ divided by a normalizing constant that assures the continuity of the S&P GSCI™ over time. The total dollar weight of the S&P GSCI™ is the sum of the dollar weight of each of the underlying commodities.

     The dollar weight of each such commodity on any given day is equal to:

  the daily contract reference price,

  multiplied by the appropriate CPWs, and

  during a roll period, the appropriate “roll weights” (discussed below).

     The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

Contract Daily Return

     The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI™ of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI™ on the preceding day, minus one.

     The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI™ is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expiration on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

     If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

  no daily contract reference price is available for a given contract expiration;

  any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

  the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

  trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract, will be effected in its entirety on the next day on which such conditions no longer exist.

Calculation of the GSCI Indices

     The value of any of the GSCI Indices on any S&P GSCI™ business day is equal to the product of (1) the value of the underlying futures contracts on the immediately preceding S&P GSCI™ business day multiplied by (2) one plus the contract daily return of the applicable GSCI Index on the S&P GSCI™ business day on which the calculation is made.

Information

     All information contained herein relating to the S&P GSCI™ and each of the GSCI Indices, including their make-up, method of calculation, changes in its components and historical performance, has been derived from publicly available information.

     The information contained herein with respect to each of the GSCI Indices and the S&P GSCI™ reflects the policies of, and is subject to change by, S&P.

     Current information regarding the market value of the GSCI Indices is available from S&P and from numerous public information sources. We make no representation that the publicly available information about the GSCI Indices is accurate or complete.

License Agreement with Standard & Poor’s

     The S&P GSCI™ and the GSCI Basket Components are licensed by S&P for use in connection with an issuance of the notes.

     The notes are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representations or warranties, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P indices to track general stock market performance or any economic factors. S&P’s only relationship to JPMorgan Chase Bank, N.A. (the “Licensee”) and its affiliates is the licensing of certain trademarks and trade names of S&P and/or of the S&P GSCI™ which is determined, composed and calculated by S&P without regard to the Licensee or the notes. S&P has no obligation to take the needs of the Licensee, its affiliates or the owners of the notes into consideration in determining, composing or calculating the S&P GSCI™. S&P is not responsible for and have not participated in the determination of, the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI™ OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONDITIONS OR REPRESENTATIONS AS TO RESULTS TO BE OBTAINED BY LICENSEE, ITS AFFILIATES, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI™ OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCI™ OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

OTHER INDICES

     If the notes are linked to a commodity index not described in this product supplement or to a commodity index described in this product supplement that changed its methodology in any material respect, a separate index supplement will provide additional information relating to such index.

GENERAL TERMS OF NOTES

Calculation Agent

     JPMSI will act as the calculation agent. The calculation agent will determine, among other things, the Ending Basket Level, the Strike Level, if applicable, the Basket Return, the payment at maturity, if any, on the notes, the Basket Closing Level on the Observation Date, including the Component Return for any Basket Component, the T-Bill Return, if applicable, the Fee Percentage, if applicable, and the Aggregate Interest Amount, if applicable. The calculation agent will also determine whether there has been a market disruption event, Basket Decline or a discontinuation of any Basket Component, the amount payable to you in the event of an early acceleration and whether there has been a material change in the method of calculation of any of the Basket Components, so that such Basket Component does not, in the opinion of the calculation agent, fairly represent the price of such Basket Component (or relevant successor index, if applicable) had those modifications not been made. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the Maturity Date.

     All calculations with respect to the Ending Basket Level, the Strike Level, if applicable, the Basket Return and the Basket Closing Level (including the Component Return and closing level for each Basket Component), the closing level or closing price of each Basket Component on the pricing date, the Fee Percentage, if applicable and the T-Bill Return, if applicable, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from calculating the Basket Closing Level on the Observation Date, and consequently, the Basket Return or the amount, if any, that we will pay to you at maturity of the notes. These events may include disruptions or suspensions of trading on the markets as a whole. In addition, certain events may prevent us or our affiliates from hedging our obligations under the notes including, but not limited to, changes in laws or regulations applicable to the commodity futures contracts underlying the Basket Indices. In the case of such an event we have the right, but not the obligation, to accelerate the payment on the notes as described under “Description of Notes — Early Redemption Events.” We refer to each of the events described in the following paragraph individually as a “market disruption event.”

     With respect to the Dow Jones — AIG Commodity IndexSM (the “AIG Commodity Basket Component”) or any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

(1)	the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract included in the AIG Commodity Basket Component (or the relevant successor index); or

(2)	the settlement price of any such contract has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price; or

(3)	the AIG Commodity Basket Component (or the relevant successor index) is not published; or

(4)	the settlement price is not published for any individual reference contract; or

(5)	a commodity hedging disruption event;

     in each case as determined by the calculation agent in its sole discretion; and

  in the case of an event described in clause (1), (2), (3) or (4) above, a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     The following events will not be market disruption events, unless otherwise specified in the relevant terms supplement:

  a limitation on the hours or number of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange or market; or

  a decision to permanently discontinue trading in the option or futures contracts relating to the AIG Commodity Basket Component (or the relevant successor index) or any commodity underlying such contract.

     With respect to the Core Commodity-IGAR Long-Short, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

(1)	the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded commodity futures contract then underlying any constituent contained in the Core Commodity-IGAR Long-Short synthetic portfolio; or

(2)	the settlement price of any exchange-traded commodity futures contract underlying any constituent contained in the Core Commodity-IGAR Long-Short synthetic portfolio has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price; or

(3)	the failure of the sponsor of any component related to any constituent of the Core Commodity-IGAR Long-Short synthetic portfolio to calculate and publish the U.S. dollar level for such component; or

(4)	the settlement price is not published for any individual reference contract underlying any constituent contained in the Core Commodity-IGAR Long-Short synthetic portfolio; or

(5)	the failure of the C-IGAR Calculation Agent to calculate and publish the value of the Core Commodity-IGAR Long-Short; or

(6)	a commodity hedging disruption event;

     in each case as determined by the calculation agent in its sole discretion; and

  in the case of an event described in clause (1), (2), (3), (4) or (5) above, a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     A limitation on the hours or number of days of trading will not constitute a market disruption event if the limitation results from an announced change in the regular business hours of the relevant exchange or market.

     With respect to each GSCI Basket Component and any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

(1)	the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded commodity futures contract then underlying such GSCI Basket Component (or the relevant successor index); or

(2)	the settlement price of any exchange-traded commodity futures contract underlying such GSCI Basket Component (or the relevant successor index) has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price; or

(3)	the failure of S&P (or the index sponsor for the relevant successor index) to calculate and publish the U.S. dollar level for such GSCI Basket Component (or the relevant successor index); or

(4)	the settlement price is not published for any individual reference contract underlying such GSCI Basket Component (or the relevant successor index); or

(5)	a commodity hedging disruption event;

     in each case as determined by the calculation agent in its sole discretion; and

  in the case of an event described in clause (1), (2), (3) or (4) above, a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     A limitation on the hours or number of days of trading will not constitute a market disruption event if the limitation results from an announced change in the regular business hours of the relevant exchange or market.

     “Relevant Exchange” means, with respect to a Basket Component or the relevant successor index, any organized exchange or market of trading for any futures contract (or any combination thereof) then included in a Basket Component or any successor index.

     With respect to any Basket Component not described in this Product Supplement no. 161-A-I, a “market disruption event,” unless otherwise specified in the relevant terms supplement or related index supplement, means:

(1)	the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded commodity futures contract then underlying such Basket Component (or the relevant successor index); or

(2)	the settlement price of any exchange-traded commodity futures contract underlying such Basket Component (or the relevant successor index) has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price; or

(3)	the failure of the sponsor or calculation agent, as the case may be, for such Basket Component (or the sponsor or calculation agent, as the case may be, for the relevant successor index) to calculate and publish the U.S. dollar level for such Basket Component (or the relevant successor index); or

(4)	the settlement price is not published for any individual reference contract underlying such Basket Component (or the relevant successor index); or

(5)	a commodity hedging disruption event;

     in each case as determined by the calculation agent in its sole discretion; and

  in the case of an event described in clause (1), (2), (3) or (4) above, a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     A limitation on the hours or number of days of trading will not constitute a market disruption event if the limitation results from an announced change in the regular business hours of the relevant exchange or market.

     A “commodity hedging disruption event” means that:

     (a) due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the pricing date, the calculation agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the notes (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

     (b) for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the notes, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

     Following a commodity hedging disruption event, we may redeem the notes prior to the Scheduled Maturity Date. Please see “Description of Notes — Early Redemption Events” and the risk factor entitled “The commodity futures contracts underlying the Basket Components are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the notes, could result in a modification of the Rules and/or could lead to the early acceleration of your notes” for more information.

Discontinuation of a Basket Component; Alteration of Method of Calculation

     If the sponsor of any Basket Component other than the Core Commodity-IGAR Long-Short (the “Index Sponsor”) discontinues publication of such Basket Component and such Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Basket Component (such index being referred to herein as a “successor index”), then the closing level for such Basket Component on the Observation Date or other relevant date on which the closing level for such Basket Component is to be determined will be determined by reference to the level of such successor index at the close of trading on the relevant exchange for such successor index on such day.

     Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the Index Sponsor for a Basket Component discontinues publication of such Basket Component prior to, and such discontinuation is continuing on, the Observation Date or any other relevant date on which the closing level for such Basket Component is to be determined, and the calculation agent determines, in its sole discretion, that no successor index for such Basket Component is available at such time, or the calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, the Observation Date or other relevant date, then the calculation agent will determine the closing level for such Basket Component on such date. The closing level for such Basket Component will be computed by the calculation agent in accordance with the formula for and method of calculating such Basket Component or successor index, as applicable, last in effect prior to such discontinuation, using the daily settlement price (or, if trading in the relevant futures contract has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing such Basket Component or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of a Basket Component or its successor index, as applicable, may adversely affect the value of the notes.

     If at any time the method of calculating a Basket Component or a successor index, or the level thereof, is changed in a material respect, or if a Basket Component or a successor index is in any other way modified so that such Basket Component or such successor index does not, in the opinion of the calculation agent, fairly represent the level of such Basket Component or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for such Basket Component is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to such Basket Component or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for such Basket Component with reference to such Basket Component or such successor index, as adjusted. Accordingly, if the method of calculating such Basket Component or such successor index is modified so that the level of such Basket Component or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Component), then the calculation agent will adjust its calculation of such Basket Component or such successor index in order to arrive at a level of such Basket Component or such successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of the Core Commodity-IGAR Long-Short; Alteration of Method of Calculation

     If the C-IGAR Calculation Agent discontinues calculation or publication of the Core Commodity-IGAR Long-Short and J.P. Morgan Securities Ltd. or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Core Commodity-IGAR Long-Short (such index being referred to in this product supplement as a “Successor Commodity-IGAR Long-Short”), then the Core Commodity-IGAR Long-Short closing value on the Observation Date or other relevant date on which the Core Commodity-IGAR Long-Short closing value is to be determined will be determined by reference to the value of such Successor Core Commodity-IGAR Long-Short at the time of daily final publication, or close of trading on the relevant exchange or market for the Successor Core Commodity-IGAR Long-Short, as applicable, on such day.

     Upon any selection by the calculation agent of a Successor Core Commodity-IGAR Long-Short, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the C-IGAR Calculation Agent discontinues publication of the Core Commodity-IGAR Long-Short prior to, and such discontinuation is continuing on, the Observation Date or any other relevant date on which the Core Commodity-IGAR Long-Short closing value is to be determined and the calculation agent determines, in its sole discretion, that no Successor Core Commodity-IGAR Long-Short is available at such time, or the calculation agent has previously selected a Successor Core Commodity-IGAR Long-Short and publication of such Successor Core Commodity-IGAR Long-Short is discontinued prior to, and such discontinuation is continuing on, such Observation Date or other relevant date, then the calculation agent will determine the Core Commodity-IGAR Long-Short closing value for such date. The Core Commodity-IGAR Long-Short closing value will be computed by the calculation agent in accordance with the formula for and method of calculating the Core Commodity-IGAR Long-Short last in effect prior to such discontinuation, using the value of the commodity futures contracts underlying constituents of the Core Commodity-IGAR Long-Short synthetic portfolio, as applicable (or, if trading in the relevant commodities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the value that would have prevailed but for the suspension or limitation) at the close of the principal trading session on such date on the relevant exchange of each constituent most recently constituting the Core Commodity-IGAR Long-Short or Successor Core Commodity-IGAR Long-Short as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Core Commodity-IGAR Long-Short or Successor Core Commodity-IGAR Long-Short as applicable may adversely affect the value of the notes.

     If at any time the method of calculating the Core Commodity-IGAR Long-Short or a Successor Core Commodity-IGAR Long-Short, or the value thereof, is changed in a material respect, or if the Core Commodity-IGAR Long-Short or a Successor Core Commodity-IGAR Long-Short is in any other way modified so that the Core Commodity-IGAR Long-Short or such Successor Core Commodity-IGAR Long-Short does not, in the opinion of the calculation agent, fairly represent the value of the Core Commodity-IGAR Long-Short or such Successor Core Commodity-IGAR Long-Short had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the Core Commodity-IGAR Long-Short closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at an underlying of a index comparable to the Core Commodity-IGAR Long-Short or such Successor Core Commodity-IGAR Long-Short, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Core Commodity-IGAR Long-Short closing value with reference to the Core Commodity-IGAR Long-Short or such Successor Core Commodity-IGAR Long-Short, as adjusted. Accordingly, if the method of calculating the Core Commodity-IGAR Long-Short or a Successor Core Commodity-IGAR Long-Short is modified so that the value of such Core

Commodity-IGAR Long-Short or Successor Core Commodity-IGAR Long-Short is a fraction of what it would have been if there had been no such modification, then the calculation agent will adjust such Core Commodity-IGAR Long-Short in order to arrive at a value of the Core Commodity-IGAR Long-Short or such Successor Core Commodity-IGAR Long-Short as if there had been no such modification.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were the Observation Date. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of an event of default.

     If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary applies to you if you are an initial holder of notes purchasing the notes at their issue price for cash and if you hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of the U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances or if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

  one of certain financial institutions;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding notes as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to the notes;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

     The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the IRS regarding the notes. Unless otherwise indicated in the relevant terms supplement, we intend to treat the notes as “open transactions” for U.S. federal income tax purposes. While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that the notes are treated for U.S. federal income tax purposes as “open transactions” with respect to the Basket Components and not as debt instruments, unless otherwise indicated.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

   Tax Treatment of the Notes

     Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the notes prior to maturity other than pursuant to a sale, exchange, early redemption, redemption or “deemed exchange” as described below.

     Sale, Exchange or Redemption of the Notes. Upon a sale or exchange of a note (including early redemption or redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, early redemption or redemption and your tax basis in the note, which should equal the amount you paid to acquire the note. This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

     For notes linked to the Core Commodity-IGAR Long-Short, the IRS could assert that a “deemed” taxable exchange has occurred on one or more Rebalancing Dates under certain unexpected circumstances. If the IRS were successful in asserting that a taxable exchange has occurred, you could be required to recognize gain (but probably not loss), which would equal the amount by which the fair market value of the note exceeds your tax basis therein. Any deemed exchange gain should be capital gain. You should consult your tax adviser regarding the possible U.S. federal income tax consequences of rebalancings.

   Possible Alternative Tax Treatments of an Investment in the Notes

     Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount, or “OID,” on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold your notes (even though you will not receive any cash with respect to the notes during that year) and any gain recognized upon a sale or exchange of your notes (including early redemption or redemption at maturity) would generally be treated as ordinary income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

     Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts (for example, based on the Interest Amounts) in income during the term of your notes and/or might treat all or a portion of the gain or loss on the sale or exchange of your notes (including early redemption or redemption at maturity) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your notes. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a nonresident alien individual;

  a foreign corporation; or

  a nonresident alien fiduciary of a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including early redemption or redemption at maturity).

     If you are a Non-U.S. Holder of a note and if the characterization of the notes as “open transactions” is respected, any income or gain from the note should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business. However, among the issues addressed in the notice described above in “Certain U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Possible Alternative Tax Treatments of an Investment in the Notes” is the degree, if any, to which income with respect to instruments described therein, which might include the notes, should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

     If the notes were recharacterized as indebtedness, any income or gain from a note nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described below has been fulfilled. Because the characterization of the notes is unclear, payments made to you with respect to a note may be withheld upon at a rate of 30% unless you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provided your name and address or otherwise satisfied applicable documentation requirements.

     If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

   Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

     Backup Withholding and Information Reporting

     You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding section. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc., as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), JPMSI has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

     We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

     We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

     JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 161-A-I, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 161-A-I, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 161-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 161-A-I nor any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 161-A-I nor any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 161-A-I, any related index supplement and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 161-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. 161-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 161-A-I, any related index supplement, and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” – the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. 161-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 161-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 161-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 161-A-I and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a)     at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)     to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)     at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 161-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 161-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.     Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.     Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.     Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.     Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.     Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.     Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.     Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.     Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.     Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     Neither this product supplement no. 161-A-I nor any related index supplement nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 161-A-I, any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 161-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 161-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a)     it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we may be a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.